                                                                     EXHIBIT 4.6

===============================================================================










                  PAXSON COMMUNICATIONS CORPORATION, as Issuer,

             the SUBSIDIARY GUARANTORS named herein, as Guarantors,

                                       and

                        THE BANK OF NEW YORK, as Trustee

                              --------------------

                                    INDENTURE

                            Dated as of July 12, 2001

                              --------------------

                                  $200,000,000

                   10 3/4% Senior Subordinated Notes due 2008


===============================================================================

                              CROSS-REFERENCE TABLE


           TIA                                                                INDENTURE
         SECTION                                                               SECTION
         -------                                                              ---------
         310(a)(1).......................................................         7.10
         (a)(2)..........................................................         7.10
         (a)(3)..........................................................         N.A.
         (a)(4)..........................................................         N.A.
         (b).............................................................         7.08; 7.10; 12.02
         (b)(1)..........................................................         7.10
         (b)(9)..........................................................         7.10
         (c).............................................................         N.A.

         311(a)..........................................................         7.11
         (b).............................................................         7.11
         (c).............................................................         N.A.

         312(a)..........................................................         2.05
         (b).............................................................         12.03
         (c).............................................................         12.03

         313(a)..........................................................         7.06
         (b)(1)..........................................................         7.06
         (b)(2)..........................................................         7.06
         (c).............................................................         12.02
         (d).............................................................         7.06


         314(a)..........................................................         4.02; 4.04; 12.02
         (b).............................................................         N.A.
         (c)(1)..........................................................         12.04; 12.05
         (c)(2)..........................................................         12.04; 12.05
         (c)(3)..........................................................         N.A.
         (d).............................................................         N.A.
         (e).............................................................         12.05
         (f).............................................................         N.A.




           TIA                                                                INDENTURE
         SECTION                                                               SECTION
         -------                                                              ---------
         315(a)..........................................................         7.01; 7.02
         (b).............................................................         7.05; 12.02
         (c).............................................................         7.01
         (d).............................................................         6.05; 7.01; 7.02
         (e).............................................................         6.11

         316(a)(last sentence)...........................................         12.06
         (a)(1)(A).......................................................         6.05
         (a)(1)(B).......................................................         6.04
         (a)(2)..........................................................         8.02
         (b).............................................................         6.07
         (c).............................................................         8.04

         317(a)(1).......................................................         6.08
         (a)(2)..........................................................         6.09
         (b).............................................................         7.12

         318(a)..........................................................         12.01




         N.A.     means Not Applicable

         Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS


                                                                                                      PAGE
                                                                                                      ----

ARTICLE 1            DEFINITIONS AND INCORPORATION BY REFERENCE.........................................1

         Section 1.01.      Definitions.................................................................1

         Section 1.02.      Other Definitions..........................................................33

         Section 1.03.      Incorporation by Reference of Trust Indenture Act..........................34

         Section 1.04.      Rules of Construction......................................................34

ARTICLE 2            THE NOTES.........................................................................35

         Section 2.01.      Form and Dating............................................................35

         Section 2.02.      Execution and Authentication...............................................36

         Section 2.03.      Registrar and Paying Agent.................................................37

         Section 2.04.      Paying Agent to Hold Money in Trust........................................37

         Section 2.05.      Holder Lists...............................................................37

         Section 2.06.      Transfer and Exchange......................................................38

         Section 2.07.      Replacement Notes..........................................................52

         Section 2.08.      Outstanding Notes..........................................................52

         Section 2.09.      Temporary Notes............................................................52

         Section 2.10.      Cancellation...............................................................53

         Section 2.11.      Defaulted Interest.........................................................53

         Section 2.12.      Deposit of Moneys..........................................................53

         Section 2.13.      CUSIP Number...............................................................53

         Section 2.14.      Special Interest...........................................................54

ARTICLE 3            REDEMPTION........................................................................54

         Section 3.01.      Notices to Trustee.........................................................54

         Section 3.02.      Selection by Trustee of Notes to Be Redeemed...............................54

         Section 3.03.      Notice of Redemption.......................................................55

         Section 3.04.      Effect of Notice of Redemption.............................................55

         Section 3.05.      Deposit of Redemption Price................................................56

         Section 3.06.      Notes Redeemed in Part.....................................................56

ARTICLE 4            COVENANTS.........................................................................56

         Section 4.01.      Payment of Notes...........................................................56

         Section 4.02.      SEC Reports................................................................57

                                TABLE OF CONTENTS

                                   (CONTINUED)


                                                                                                      PAGE
                                                                                                      ----

         Section 4.03.      Waiver of Stay, Extension or Usury Laws....................................57

         Section 4.04.      Compliance Certificate.....................................................58

         Section 4.05.      Taxes......................................................................58

         Section 4.06.      Limitation on Debt.........................................................59

         Section 4.07.      Limitation on Issuance or Sale of Capital Stock of
                            Restricted Subsidiaries....................................................60

         Section 4.08.      Limitation on Restricted Payments..........................................60

         Section 4.09.      Limitation on Liens........................................................63

         Section 4.10.      Limitation on Asset Sales and Spectrum Sales...............................63

         Section 4.11.      Limitation on Transactions with Affiliates.................................67

         Section 4.12.      Limitation on Layered Debt.................................................68

         Section 4.13.      Designation of Restricted and Unrestricted Subsidiaries....................68

         Section 4.14.      Future Subsidiary Guarantors...............................................70

         Section 4.15.      Limitation on Restrictions on Distributions from Restricted Subsidiaries...70

         Section 4.16.      Payments for Consent.......................................................71

         Section 4.17.      Corporate Existence........................................................71

         Section 4.18.      Change of Control..........................................................71

         Section 4.19.      Maintenance of Office or Agency............................................73

ARTICLE 5            SUCCESSOR CORPORATION.............................................................73

         Section 5.01.      Limitation on Consolidation, Merger and Sale of Property...................73

         Section 5.02.      Successor Person Substituted...............................................76

ARTICLE 6            DEFAULTS AND REMEDIES.............................................................76

         Section 6.01.      Events of Default..........................................................76

         Section 6.02.      Acceleration...............................................................78

         Section 6.03.      Other Remedies.............................................................78

         Section 6.04.      Waiver of Past Defaults and Events of Default..............................79

         Section 6.05.      Control by Majority........................................................79

         Section 6.06.      Limitation on Suits........................................................79

         Section 6.07.      Rights of Holders to Receive Payment.......................................80

                                   (CONTINUED)


                                                                                                      PAGE
                                                                                                      ----


         Section 6.08.      Collection Suit by Trustee.................................................80

         Section 6.09.      Trustee MayFile Proofs of Claim............................................80

         Section 6.10.      Priorities.................................................................81

         Section 6.11.      Undertaking for Costs......................................................81

ARTICLE 7            TRUSTEE...........................................................................81

         Section 7.01.      Duties of Trustee..........................................................81

         Section 7.02.      Rights of Trustee..........................................................83

         Section 7.03.      Individual Rights of Trustee...............................................84

         Section 7.04.      Trustee's Disclaimer.......................................................84

         Section 7.05.      Notice of Defaults.........................................................84

         Section 7.06.      Reports by Trustee to Holders..............................................84

         Section 7.07.      Compensation and Indemnity.................................................84

         Section 7.08.      Replacement of Trustee.....................................................85

         Section 7.09.      Successor Trustee by Consolidation, Merger or Conversion...................86

         Section 7.10.      Eligibility; Disqualification..............................................87

         Section 7.11.      Preferential Collection of Claims Against Company..........................87

         Section 7.12.      Paying Agents..............................................................87

ARTICLE 8            AMENDMENTS, SUPPLEMENTS AND WAIVERS...............................................87

         Section 8.01.      Without Consent of Holders.................................................88

         Section 8.02.      With Consent of Holders....................................................88

         Section 8.03.      Compliance with Trust Indenture Act........................................89

         Section 8.04.      Revocation and Effect of Consents..........................................90

         Section 8.05.      Notation on or Exchange of Notes...........................................91

         Section 8.06.      Trustee to Sign Amendments, etc............................................91

ARTICLE 9            DISCHARGE OF INDENTURE; DEFEASANCE................................................92

         Section 9.01.      Discharge of Indenture.....................................................92

         Section 9.02.      Legal Defeasance...........................................................92

         Section 9.03.      Covenant Defeasance........................................................93

         Section 9.04.      Conditions to Defeasance or Covenant Defeasance............................93

                                   (CONTINUED)


                                                                                                      PAGE
                                                                                                      ----


         Section 9.05.      Deposited Money and U.S. Government Obligations to Be Held in Trust; Other
                            Miscellaneous Provisions...................................................95

         Section 9.06.      Reinstatement..............................................................95

         Section 9.07.      Moneys Held by Paying Agent................................................96

         Section 9.08.      Moneys Held by Trustee.....................................................96

ARTICLE 10           GUARANTEE OF SECURITIES...........................................................97

         Section 10.01.     Subsidiary Guarantee.......................................................97

         Section 10.02.     Execution and Delivery of Guarantees.......................................98

         Section 10.03.     Limitation of Subsidiary Guarantee.........................................98

         Section 10.04.     Additional Subsidiary Guarantors...........................................98

         Section 10.05.     Release of Subsidiary Guarantor............................................99

         Section 10.06.     Subsidiary Guarantee Obligations Subordinated to Guarantor Senior Debt.....99

         Section 10.07.     Payment Over of Proceeds upon Dissolution, etc., of a Subsidiary
                            Guarantor.................................................................100

         Section 10.08.     Suspension of Subsidiary Guarantee Obligations When Guarantor Senior
                            Debt in Default...........................................................101

         Section 10.09.     Subrogation to Rights of Holders of Guarantor Senior Debt.................103

         Section 10.10.     Guarantee Subordination Provisions Solely to Define Relative Rights.......103

         Section 10.11.     Application of Certain Article 11 Provisions..............................104

ARTICLE 11           SUBORDINATION OF NOTES...........................................................104

         Section 11.01.     Notes Subordinate to Senior Debt..........................................104

         Section 11.02.     Payment Over of Proceeds upon Dissolution, etc............................104

         Section 11.03.     Suspension of Payment When Designated Senior Debt in Default..............106

         Section 11.04.     Trustee's Relation to Senior Debt.........................................107

         Section 11.05.     Subrogation to Rights of Holders of Senior Debt...........................107

         Section 11.06.     Provisions Solely to Define Relative Rights...............................108

         Section 11.07.     Trustee to Effectuate Subordination.......................................108

         Section 11.08.     No Waiver of Subordination Provisions.....................................109




                                                                                                      PAGE
                                                                                                      ----



         Section 11.09.     Notice to Trustee.........................................................109

         Section 11.10.     Reliance on Judicial Order or Certificate of Liquidating Agent............110

         Section 11.11.     Rights of Trustee as a Holder of Senior Debt; Preservation of Trustee's
                            Rights....................................................................110

         Section 11.12.     Article Applicable to Paying Agents.......................................111

         Section 11.13.     No Suspension of Remedies.................................................111

ARTICLE 12           MISCELLANEOUS....................................................................111

         Section 12.01.     Trust Indenture Act Controls..............................................111

         Section 12.02.     Notices...................................................................111

         Section 12.03.     Communications by Holders with Other Holders..............................112

         Section 12.04.     Certificate and Opinion as to Conditions Precedent........................113

         Section 12.05.     Statements Required in Certificate and Opinion............................113

         Section 12.06.     When Treasury Notes Disregarded...........................................113

         Section 12.07.     Rules by Trustee and Agents...............................................114

         Section 12.08.     Business Days; Legal Holidays.............................................114

         Section 12.09.     Governing Law.............................................................114

         Section 12.10.     No Adverse Interpretation of Other Agreements.............................114

         Section 12.11.     No Recourse Against Others................................................114

         Section 12.12.     Successors................................................................115

         Section 12.13.     Multiple Counterparts.....................................................115

         Section 12.14.     Table of Contents, Headings, etc..........................................115

         Section 12.15.     Separability..............................................................115


EXHIBITS

         Exhibit A          Form of Note..............................................................A-1

         Exhibit B          Form of Certificate of Transfer...........................................B-1

         Exhibit C          Form of Certificate of Exchange...........................................C-1

         Exhibit D          Form of Certificate of Acquiring Institutional

                  Accredited Investors................................................................D-1


                  INDENTURE, dated as of July 12, 2001, among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation, as Issuer (the "COMPANY"), the SUBSIDIARY GUARANTORS (as defined herein) parties hereto and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "TRUSTEE").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10 3/4% Senior Subordinated Notes due 2008 (the "NOTES"):

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     DEFINITIONS.

                  "144A GLOBAL NOTE" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Restricted Notes Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "ACQUIRED DEBT" means Debt of a Person (including an Unrestricted Subsidiary) outstanding on the date on which such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

                  "ADDITIONAL ASSETS" means:

                  (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Company Business; or

                  (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or another Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Company Business.

                  "AFFILIATE" of any specified Person means:

                  (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

                  (b) any other Person who is a director or officer of

                           (1)      such specified Person,

                           (2)      any Subsidiary of such specified Person, or

                           (3)      any Person described in clause (a) above.

For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.11 only, "Affiliate" shall also mean any beneficial owner of shares representing 10 3/4% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "AGENT" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository and, with respect to a Regulation S Global Note, Euroclear and Clearstream, that apply to such transfer or exchange.

                  "ASSET SALE" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or

                  (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

         other than, in the case of clause (a) or (b) above,

                           (1) any disposition by a Restricted Subsidiary to the
                  Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

                           (2) any disposition that constitutes a Permitted
                  Investment or Restricted Payment permitted by Section 4.08,

                           (3) any disposition effected in compliance with
                  Section 5.01, and

                           (4) any disposition in a single transaction or a
                  series of related transactions of assets for aggregate consideration of less than $1.0 million.

Notwithstanding the foregoing, a Spectrum Sale shall not constitute an Asset
Sale.

                  "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction means, at any date of determination,

                  (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation" and

                  (b) in all other instances, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                  "AVERAGE LIFE" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing

                  (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

                  (b) the sum of all such payments.

                  "BOARD OF DIRECTORS" means the board of directors of the Company or a Subsidiary Guarantor, as appropriate, or any committee authorized to act therefor.

                  "BOARD RESOLUTION" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company or a Subsidiary Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

                  "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

                  "CAPITAL LEASE OBLIGATIONS" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.09, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "CAPITAL STOCK" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "CAPITAL STOCK SALE PROCEEDS" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company) by the Company of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

                  "CHANGE OF CONTROL" means the occurrence of any of the following events:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 33 1/3% or more of the total voting power of the Voting Stock of the Company; PROVIDED, HOWEVER, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

                  (b) the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where

                           (1) the outstanding Voting Stock of the Company is
                  reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation and

                           (2) the holders of the Voting Stock of the Company
                  immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

                  (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (d) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

                  "CLEARSTREAM" means Clearstream Banking, societe anonyme or any successor or securities clearing agency.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor and any other obligor on the Notes.

                  "COMPANY BUSINESS" means any business in which the Company or any Restricted Subsidiary was engaged on the Issue Date, or any business related or ancillary to any business or industry in which the Company or any Restricted Subsidiary was engaged on the Issue Date.

                  "COMPANY REQUEST" means any written request signed in the name of the Company by the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer and attested to by the Secretary or any Assistant Secretary of the Company.

                  "CONSOLIDATED EBITDA" means, for any Person, for any period, an amount equal to:

                  (a) the sum of Consolidated Net Income for such period, plus, to the extent deducted in determining Consolidated Net Income,

                           (i) the provision for taxes for such period based on
                  income or profits and any provision for taxes utilized in computing a loss in Consolidated Net Income above, plus

                           (ii) Consolidated Interest Expense, net of interest
                  income earned on cash or cash equivalents for such period, plus

                           (iii) depreciation for such period on a consolidated
                  basis, plus

                           (iv) amortization of intangibles (excluding the
                  amortization of Film Contracts), plus

                           (v) any other non-cash items (other than any such
                  non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period); minus

                  (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period);

PROVIDED, HOWEVER, that, for purposes of calculating Consolidated EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only if cash income has been received by such Person as a result of the operation of the business in which such Investment has been made in the ordinary course without giving effect to any extraordinary unusual and non-recurring gains.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis, including, but not limited to:

                  (a) interest expense attributable or imputed to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations;

                  (b) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (c) the net costs associated with Hedging Obligations;

                  (d) amortization of other financing fees and expenses;

                  (e) the interest portion of any deferred payment obligation;

                  (f) amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales); and

                  (g) without duplication,

                           (1) all net capitalized interest for such period and
                  all interest incurred or paid under any Guarantee of Debt (including a Guarantee of principal, interest or any combination thereof) of any Person, and

                           (2) all time brokerage fees relating to financing of
                  radio or television stations which such Person has an agreement or option to acquire.

                  "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that:

                  (a) the net income of any Person (the "other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or to the Subsidiary;

                  (b) the net income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than, if applicable, pursuant to the Notes, this Indenture, the Exchange Debentures or the Exchange Indentures) shall be excluded to the extent of such restriction or limitation;

                  (c) (i) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded;

                  (d) extraordinary, unusual and non-recurring gains and losses shall be excluded;

                  (e) losses associated with discontinued and terminated operations in an amount not to exceed $1.0 million per annum shall be excluded; and

                  (f) all non-cash items (including, without limitation, cumulative effects of changes in GAAP and equity entitlements granted to employees of such Person and its Restricted Subsidiaries) increasing and decreasing Consolidated Net Income and not otherwise included in the definition of Consolidated EBITDA shall be excluded.

                  "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, NY 10286, attention: Corporate Trust Administration.

                  "CREDIT FACILITIES" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any amendments, amendments and restatements or modifications thereof or extensions, revisions, refinancings or replacements thereof by one or more lenders or a syndicate of lenders.

                  "CUMULATIVE CONSOLIDATED EBITDA" means, with respect to any Person, as of any date of determination, Consolidated EBITDA from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

                  "CUMULATIVE CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, as of any date of determination, Consolidated Interest Expense, from the Issue Date to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

                  "CURRENCY EXCHANGE PROTECTION AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

                  "DEBT" means, with respect to any Person on any date of determination (without duplication):

                  (a) the principal of and premium (if any) in respect of

                           (1) debt of such Person for money borrowed and

                           (2) debt evidenced by notes, debentures, bonds or
                  other similar instruments for the payment of which such Person is liable;

                  (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

                  (c) all obligations of such Person representing the deferred and unpaid purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business, including any obligations in respect of Film Contracts);

                  (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Capital Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property and the amount of the obligation so secured; and

                  (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding principal balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Debt shall not include contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities. The amount of Debt represented by a Hedging Obligation shall be equal to:

                           (1) zero if such Hedging Obligation has been incurred
                  pursuant to clause (e) or (f) of the definition of "Permitted Debt;" or

                           (2) the notional amount of such Hedging Obligation if
                  not incurred pursuant to such clauses.

                  "DEFAULT" means an event or condition the occurrence of which is, or after notice or passage of time or both would be, an Event of Default.

                  "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "DEPOSITORY" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "DESIGNATED SENIOR DEBT" means:

                  (a) any Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million (or accreted value in the case of Debt issued at a discount) and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt"; and

                  (b) the Senior Credit Facility.

                  "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise

                  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

                  (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

                  (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Capital Stock,

on or prior to, in the case of clause (a), (b) or (c), the 91st day after the Stated Maturity of the Notes.

                  "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

                  "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE DEBENTURES" means the 8% Exchange Debentures due 2009, if issued, the 13 1/4% Exchange Debentures due 2006, if issued, and the 12 1/2% Exchange Debentures due 2006, if issued, issued under the Exchange Indentures, in each case as they may be modified or amended from time to time.

                  "EXCHANGE INDENTURES" means the indentures dated September 15, 1999, June 10, 1998 and October 4, 1996, between the Company, the guarantors parties thereto and The Bank of New York, as trustee, which govern the Exchange Debentures, in each case as they may be modified or amended from time to time.

                  "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

                  "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

                  "EXCLUDED ASSET SALES" means (1) the sale of the Company's stations in each of Puerto Rico (three full power stations), Honolulu, Hawaii (one full power station), Boston (Merrimack, New Hampshire) (one full power station), New York (East Orange, New Jersey & Long Island) (two low power stations), St. Croix, Virgin Islands (one full power station), Houston, Texas (one low power station), West Palm Beach, Florida (one low power station), Boston-Cape Cod, Massachusetts (Dennis, Massachusetts) (one low power station), and Indianapolis, Indiana (one low power station), (2) the sale of Tower Assets, and (3) any disposition of accounts receivable in connection with a Receivables Facility.

                  "EXISTING PREFERRED STOCK" means:

                  (a) the 12 1/2% Cumulative Exchangeable Preferred Stock, $.001 par value, of which 261,063 shares are outstanding as of the Issue Date with a liquidation preference of $1,000 per share, and any additional shares issued as payment of dividends on such shares;

                  (b) the 13 1/4% Cumulative Junior Exchangeable Preferred Stock, $.001 par value, of which 29,145 shares are outstanding as of the Issue Date with a liquidation preference of $10,000 per share, and any additional shares issued as payment of dividends on such shares;

                  (c) the 8% Convertible Exchangeable Preferred Stock, $.001 par value, of which 41,500 shares are outstanding as of the Issue Date with a liquidation preference of $10,000 per share; and

                  (d) the 9 3/4% Series A Convertible Preferred Stock, $.001 par value, of which 10,069 shares are outstanding as of the Issue Date with a liquidation preference of $10,000 per share, and any additional shares issued as payment of dividends on such shares;

in each case as they may be modified or amended from time to time.

                  "FAIR MARKET VALUE" means, with respect to any Property, the sale price for such Property that could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                  "FILM CONTRACT" means any contract with suppliers that conveys the right to broadcast specified film, videotape, motion pictures, syndicated television programs or sports or other programming.

                  "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time, including those set forth in:

                  (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                  (b) the statements and pronouncements of the Financial Accounting Standards Board; and

                  (c) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

                  "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

                  "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

         PROVIDED, HOWEVER, that the term "Guarantee" shall not include:

                           (1) endorsements for collection or deposit in the
                  ordinary course of business; or

                           (2) a contractual commitment to invest in another
                  Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment."

                  The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "GUARANTOR SENIOR DEBT" means with respect to any Subsidiary
Guarantor:

                  (a) all Obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Subsidiary Guarantor at the rate specified in the agreement or instrument evidencing such Debt, whether or not such interest is allowed in such proceeding) and any other Obligation in respect of

                           (1) the Credit Facilities,

                           (2) Debt of such Subsidiary Guarantor for borrowed
                  money and

                           (3) Debt of such Subsidiary Guarantor evidenced by
                  notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which such Subsidiary Guarantor is responsible or liable;

                  (b) all Capital Lease Obligations of such Subsidiary Guarantor and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Subsidiary Guarantor;

                  (c) all obligations of such Subsidiary Guarantor (1) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (2) under Interest Rate Agreements or (3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of such Subsidiary Guarantor and all obligations under any title retention agreement permitted under this Indenture; and

                  (d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which such Subsidiary Guarantor is responsible or liable as Guarantor;

PROVIDED, HOWEVER, that Guarantor Senior Debt shall not include:

                  (A) Debt of such Subsidiary Guarantor that is by its terms subordinate or pari passu in right of payment to the applicable Subsidiary Guarantee, including any Senior Subordinated Debt or any Subordinated Obligations;

                  (B) any Debt incurred in violation of the provisions of this Indenture;

                  (C) accounts payable or any other obligations of such Subsidiary Guarantor to trade creditors created or assumed by such Subsidiary Guarantor in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities and obligations with respect to Film Contracts);

                  (D) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor;

                  (E) any obligation of such Subsidiary Guarantor to any Subsidiary;

                  (F) any obligations with respect to any Capital Stock of such Subsidiary Guarantor; or

                  (G) any Debt that does not constitute Guarantor Senior Debt under the Exchange Indentures for so long as any Exchange Debentures are outstanding or issuable thereunder (it being understood that, in any event, Obligations under any guarantees of the Senior Credit Facility constitute Guarantor Senior Debt).

                  "HEDGING OBLIGATION" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

                  "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

                  "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and

"incurrence" and "incurred" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an incurrence of such Debt; and PROVIDED FURTHER, HOWEVER, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary.

                  "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm of national standing, PROVIDED that such firm is not an Affiliate of the Company.

                  "INDENTURE" means this Indenture as amended, restated or supplemented from time to time.

                  "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "INITIAL NOTES" means the first $200 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

                  "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

                  "INTEREST RATE AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

                  "INVESTMENT" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.08 and 4.13 and the definition of "Restricted Payment," "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to

                  (a) the Company's "Investment" in such Subsidiary at the time of such redesignation, less

                  (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

                  In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

                  "ISSUE DATE" means the date on which the Notes are initially issued.

                  "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "LIEN" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

                  "MATURITY DATE" means July 15, 2008.

                  "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "NET AVAILABLE CASH" from any Asset Sale or Spectrum Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or Spectrum Sale or received in any other non-cash form), in each case net of:

                  (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale or Spectrum Sale;

                  (b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale or Spectrum Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Spectrum Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale or Spectrum Sale;

                  (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Spectrum Sale; and

                  (d) the deduction of appropriate amounts PROVIDED by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale or Spectrum Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale or Spectrum Sale.

                  "NON-PAYMENT EVENT OF DEFAULT" means any default (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Debt.

                  "NON-U.S. PERSON" means a Person who is not a U.S. Person as defined in Regulation S.

                  "OBLIGATIONS" means, with respect to any Debt, any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, at the rate specified in the applicable documents governing such Debt, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, indemnification, guarantees, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

                  "OFFERING MEMORANDUM" means the Offering Memorandum, dated June 29, 2001, of the Company relating to the offering of the Initial Notes.

                  "OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company or a Subsidiary Guarantor.

                  "OFFICERS' CERTIFICATE" means with respect to any Person, a certificate signed by two Officers, at least one of whom shall be the principal executive officer or principal financial officer of such Person, and delivered to the Trustee.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "PARTICIPANT" means, with respect to the Depository, a Person who has an account with the Depository.

                  "PAYMENT DEFAULT" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Debt.

                  "PERMITTED DEBT" means each of the following:

                  (a) Debt of the Company evidenced by the Notes and the Exchange Notes and of Subsidiary Guarantors evidenced by Subsidiary Guarantees;

                  (b) Debt under the Credit Facilities, PROVIDED that the aggregate principal amount of all such Debt under the Credit Facilities at any one time outstanding shall not exceed $360.0 million;

                  (c) Debt in respect of Capital Lease Obligations and Purchase Money Debt, PROVIDED that:

                           (1) the aggregate principal amount of such Debt does
                  not exceed the Fair Market Value (on the date of the incurrence thereof) of the Property acquired, constructed or leased; and

                           (2) the aggregate principal amount of all Debt
                  incurred and then outstanding pursuant to this clause (c) (together with all Refinancing Debt incurred and then outstanding in respect of Debt previously incurred pursuant to this clause (c)) does not exceed 5% of the Company's consolidated total assets at the date of incurrence of Permitted Debt pursuant to this clause (c);

                  (d) Debt of the Company owing to and held by any Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Restricted Subsidiary; PROVIDED, HOWEVER, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Debt by the issuer thereof;

                  (e) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, PROVIDED that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

                  (f) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

                  (g) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

                  (h) Attributable Debt with respect to Sale and Leaseback Transactions; PROVIDED, that the aggregate principal amount outstanding at any one time (together with all Refinancing Debt incurred and then outstanding in respect of Debt previously incurred pursuant to this clause (h)) does not exceed $40.0 million;

                  (i) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (h) above;

                  (j) Debt in an aggregate principal amount outstanding at any one time not to exceed $25.0 million;

                  (k) Debt under either clause (1) or (2) below (but not both):

                           (1) Debt under the 12 1/2% Exchange Debentures and
                  the guarantees related thereto issued upon exchange of the 12 1/2% Cumulative Exchangeable Preferred Stock; PROVIDED, that:

                                    (A) there are no principal payments in
                           respect of such 12 1/2% Exchange Debentures prior to the 91st day after the Stated Maturity of the Notes and no cash interest is payable on such 12 1/2% Exchange Debentures prior to July 15, 2005; or

                                    (B) the 12 1/2% Exchange Debentures are
                           Refinanced substantially concurrently with the issuance thereof and the Debt that Refinances such 12 1/2% Exchange Debentures:

                                            (I) is in an aggregate principal
                                    amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                                                     (x) the aggregate principal
                                            amount then outstanding (or if
                                            incurred with original issue
                                            discount, the aggregate accreted
                                            value at the date of such
                                            Refinancing) of such 12 1/2%
                                            Exchange Debentures; and

                                                     (y) an amount necessary to
                                            pay any fees and expenses, including
                                            premiums and defeasance costs,
                                            related to such Refinancing;

                                            (II) the Average Life of such Debt
                                    is equal to or greater than the Average Life of such 12 1/2% Exchange Debentures; and

                                            (III) there are no principal
                                    payments in respect of such Debt prior to the 91st day after the Stated Maturity of the Notes and no cash interest is payable on such Debt prior to July 15, 2005; or

                           (2) Debt under the 13 1/4% Exchange Debentures and
                  the guarantees related thereto issued upon exchange of the 13 1/4% Cumulative Junior Exchangeable Preferred Stock; PROVIDED, that:

                                    (A) there are no principal payments in
                           respect of such 13 1/4% ExchanGe Debentures prior to the 91st day after the Stated Maturity of the Notes and no cash interest is payable on such 13 1/4% Exchange Debentures prior to July 15, 2005; or

                                    (B) the 13 1/4% Exchange Debentures are
                           Refinanced substantially concurrently with the issuance thereof and the Debt that Refinances such 13 1/4% Exchange Debentures:

                                            (I) is in an aggregate principal
                                    amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                                                     (x) the aggregate principal
                                            amount then outstanding (or if
                                            incurred with original issue
                                            discount, the aggregate accreted
                                            value at the date of such
                                            Refinancing) of such 13 1/4%
                                            Exchange Debentures; and

                                                     (y) an amount necessary to
                                            pay any fees and expenses, including
                                            premiums and defeasance costs,
                                            related to such Refinancing;

                                            (II) the Average Life of such Debt
                                    is equal to or greater than the Average Life of such 13 1/4% Exchange Debentures; and

                                            (III) there are no principal
                                    payments in respect of such Debt prior to the 91st day after the Stated Maturity of the Notes and no cash interest is payable on such Debt prior to July 15, 2005;

                  (l) Refinancing Debt incurred in respect of Debt incurred pursuant to clause (1) of Section 4.06(a) or clauses (a), (c), (h), (i) or (k) above; and

                  (m) Debt of the Company or any Restricted Subsidiary under any Receivables Facility not to exceed $35.0 million at any one time outstanding.

                  "PERMITTED HOLDERS" means:

                  (a) collectively Lowell W. Paxson, his spouse, children or other lineal descendants (whether adoptive or biological), and any revocable or irrevocable inter vivos or testamentary trust or the probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate; and

                  (b) National Broadcasting Company, Inc. and its Affiliates.

                  "PERMITTED INVESTMENT" means any Investment by the Company or a Restricted Subsidiary in existence on the Issue Date, and any Investment after the Issue Date in:

                  (a) the Company or any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, PROVIDED that the primary business of such Restricted Subsidiary is a Company Business;

                  (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, PROVIDED that such Person's primary business is a Company Business;

                  (c) Temporary Cash Investments;

                  (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

                  (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, PROVIDED that such loans and advances do not exceed $1.0 million to any one employee and $5.0 million in the aggregate at any one time outstanding;

                  (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

                  (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.10;

                  (i) Investments in connection with time brokerage and other similar agreements with independently owned broadcast properties, not to exceed an aggregate of $25.0 million outstanding at any one time;

                  (j) Investments primarily for the purpose of acquiring programming, not to exceed an aggregate of $25.0 million outstanding at any one time;

                  (k) any transaction where the consideration provided by the Company or any Restricted Subsidiary in connection with such Investment consists solely or principally of broadcast air time, not to exceed an aggregate of $5.0 million in any one year;

                  (l) other Investments that do not exceed $40.0 million outstanding at any one time in the aggregate; PROVIDED, HOWEVER, that such Investments are related to a Company Business; and

                  (m) Investments relating to any special purpose wholly-owned Subsidiary of the Company organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility.

                  For purposes of determining the amount of an Investment under clauses (i) through (l), the amount of the Investment shall be the fair market value thereof as measured at the time made and without giving effect to subsequent changes in value.

                  "PERMITTED JUNIOR SECURITIES" means:

                  (1) Capital Stock in the Company or any Subsidiary Guarantor of the Notes; or

                  (2) debt securities that are subordinated to all Senior Debt and debt securities that are issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt under this Indenture and have a stated maturity after (and do not provide for scheduled principal payments prior to) the stated maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;

         PROVIDED, HOWEVER, that, if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

                  "PERMITTED LIENS" means:

                  (a) Liens to secure all Obligations in respect of Debt described in clause (c) of the definition of "Permitted Debt;" PROVIDED that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

                  (b) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

                  (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

                  (d) Liens on the Property of the Company or any Restricted Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

                  (e) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; PROVIDED FURTHER, HOWEVER, that such Liens shall not have been incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

                  (f) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; PROVIDED FURTHER, however, that any such Lien was not incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

                  (g) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

                  (h) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

                  (i) Liens existing on the Issue Date not otherwise described in clauses (a) through (h) above; and

                  (j) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a), (e), (f), or (i) above; PROVIDED, HOWEVER, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

                  (1) the outstanding principal amount, or, if greater, the
              committed amount, of the Debt secured by Liens described under clause (a), (e), (f), or (i) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture; and

                  (2) an amount necessary to pay any fees and expenses,
              including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing.

                  "PERSON" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

                  "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

                  "PUBLIC EQUITY OFFERING" means an underwritten public offering by the Company of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "PURCHASE MONEY DEBT" means Debt:

                  (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds; and

                  (b) incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

in each case including the reasonable fees and expenses incurred in connection therewith; PROVIDED, HOWEVER, that such Debt is incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "RECEIVABLES FACILITY" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

                  "RECEIVABLE FEES" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold, and other fees paid to a Person that is not a Restricted Subsidiary, in connection with any Receivables Facility.

                  "REFINANCE" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "REFINANCING DEBT" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

                  (a) such Debt is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of

                           (1) the aggregate principal amount then outstanding
                  (or if incurred with original issue discount, the aggregate accreted value at the date of such Refinancing) of the Debt being Refinanced and

                           (2) an amount necessary to pay any fees and expenses,
                  including premiums and defeasance costs, related to such Refinancing;

                  (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

                  (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

                  (d) with respect to Debt that is being Refinanced that is subordinate to the Notes or the Subsidiary Guarantees, such Refinancing Debt shall be subordinate to the Notes or the Subsidiary Guarantees at least to the same extent and in the same manner as the Debt being Refinanced;

         PROVIDED, HOWEVER, that in the case of a Refinancing of Debt referred to in clause (k) of the definition of "Permitted Debt," no cash interest is payable on such Refinanced Debt prior to July 15, 2005; and PROVIDED FURTHER, HOWEVER, that Refinancing Debt shall not include:

                           (x) Debt of a Subsidiary that is not a Subsidiary
                  Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor; or

                           (y) Debt of the Company or a Restricted Subsidiary
                  that Refinances Debt of an Unrestricted Subsidiary.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of July 12, 2001 by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "REGULATION S" means Regulation S promulgated under the Securities Act.

                  "REGULATION S GLOBAL NOTE" means the Global Note representing the Notes offered and sold outside the United States in reliance on Regulation S.

                  "REPAY" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid shall have correlative meanings. For purposes of Section 4.10, Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

                  "REPRESENTATIVE" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Designated Senior Debt.

                  "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Restricted Notes Legend.

                  "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Restricted Notes Legend.

                  "RESTRICTED NOTES LEGEND" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "RESTRICTED PAYMENT" means:

                  (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Capital Stock) of the Company;

                  (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Capital Stock), but excluding the conversion of any Capital Stock, Debt or other securities of the Company into Capital Stock of the Company (other than Disqualified Capital Stock);

                  (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

                  (d) any Investment (other than Permitted Investments) in any Person.

                  "RESTRICTED PERIOD" means the 40 consecutive days beginning on and including the later of (i) the commencement of the offering of the Notes to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the date of the original issuance of the Notes.

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "RULE 144" means Rule 144 promulgated under the Securities
Act.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act.

                  "RULE 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "RULE 903" means Rule 903 promulgated under the Securities
Act.

                  "RULE 904" means Rule 904 promulgated under the Securities
Act.

                  "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

                  "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR CREDIT FACILITY" means the credit agreement, dated as of the date the Notes are issued, by and among the Company, Citicorp USA, Inc., as Administrative Agent, and the several banks and other financial institutions or entities from time to time parties thereto, including any related notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the foregoing, as any or all of such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that renews, refunds, refinances, restructures, replaces, repays or extends any or all of such agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether PROVIDED under the original credit agreement or one or more other credit agreements or otherwise.

                  "SENIOR DEBT" of the Company means:

                  (a) all Obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the agreement or instrument evidencing such Debt, whether or not such interest is allowed in such proceeding) and any other Obligation in respect of

                           (1) the Credit Facilities,

                           (2) Debt of the Company for borrowed money and

                           (3) Debt of the Company evidenced by notes,
                  debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable;

                  (b) all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

                  (c) all obligations of the Company (1) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (2) under Interest Rate Agreements or (3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and

                  (d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

PROVIDED, HOWEVER, that Senior Debt shall not include:

                  (A) Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Notes, including any Senior Subordinated Debt or any Subordinated Obligations;

                  (B) any Debt incurred in violation of the provisions of this Indenture;

                  (C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities and obligations with respect to Film Contracts);

                  (D) any liability for federal, state, local or other taxes owed or owing by the Company;

                  (E) any obligation of the Company to any Subsidiary;

                  (F) any obligations with respect to any Capital Stock of the Company; or

                  (G) any Debt that does not constitute Senior Debt under the Exchange Indentures, for so long as any Exchange Debentures are outstanding or issuable thereunder (it being understood that, in any event, Obligations under the Senior Credit Facility constitute Senior
         Debt).

                  "SENIOR SUBORDINATED DEBT" of the Company means the Notes, the Exchange Debentures (or any Debt ranking pari passu with the Exchange Debentures) and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the Notes and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt. "Senior Subordinated Debt" of any Subsidiary Guarantor has a correlative meaning and includes any guarantee by such Subsidiary Guarantor of Exchange Debentures (or any guarantee by such Subsidiary Guarantor ranking pari passu therewith).

                  "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "SIGNIFICANT SUBSIDIARY" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "SPECIAL INTEREST" means all special interest then owing pursuant to paragraph 1 of the Notes.

                  "SPECTRUM SALE" means any sale, lease, transfer, license or other disposition (or series of related sales, leases, transfers, licenses or dispositions), with or without the consent of the Company or any Restricted Subsidiary, of any broadcast license issued by the FCC pursuant to or in connection with either: (a) the FCC's upper 700 MHz (746-764 MHz and 776-794
MHz) band auction or (b) the FCC's lower 700 MHz (698-746 MHz) band auction, PROVIDED that, in each case, the expected use of such license shall not include the transmission of a television signal.

                  "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "SUBORDINATED OBLIGATION" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect or otherwise pursuant to the terms of such Debt.

                  "SUBSIDIARY" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (a) such Person;

                  (b) such Person and one or more Subsidiaries of such Person;
         or

                  (c) one or more Subsidiaries of such Person.

                  "SUBSIDIARY GUARANTOR" means each Domestic Restricted Subsidiary and any other Person that becomes a Subsidiary Guarantor pursuant to
Section 4.14.

                  "SUBSIDIARY GUARANTEE" means a Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

                  "TEMPORARY CASH INVESTMENTS" means any of the following:

                  (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

                  (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

                  (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with

                           (1) a bank meeting the qualifications described in
                  clause (b) above or

                           (2) any primary government securities dealer
                  reporting to the Market Reports Division of the Federal Reserve Bank of New York;

                  (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
         Act)); and

                  (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, PROVIDED that

                           (1) the long-term debt of such state is rated "A-3"
                  or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) and

                           (2) such obligations mature within 180 days of the
                  date of acquisition thereof.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

                  "TOWER ASSETS" means the broadcast towers, transmitters and antennas and related real property on which they are situated owned by the Company or any of its Subsidiaries.

                  "TREASURY RATE" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2005; PROVIDED, HOWEVER, that if the period from the redemption date to July 15, 2005 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "TRUSTEE" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Restricted Notes Legend.

                  "UNRESTRICTED GLOBAL NOTE" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, representing a series of Notes that do not bear the Restricted Notes Legend.

                  "UNRESTRICTED SUBSIDIARY" means:

                  (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.13 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

                  (b) any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "VOTING STOCK" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "WHOLLY OWNED RESTRICTED SUBSIDIARY" means, at any time, a Restricted Subsidiary all of the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company or one or more Wholly Owned Subsidiaries of the Company.

Section 1.02.     OTHER DEFINITIONS.

                  The definitions of the following terms may be found in the sections indicated as follows:

                  TERM                                                                      DEFINED IN SECTION
                  ----                                                                      ------------------
"AFFILIATE TRANSACTION"................................................                           4.11
"AGENT MEMBERS"........................................................                           2.14
"ALLOCABLE EXCESS PROCEEDS"............................................                           4.10
"ALLOCABLE SPECTRUM PROCEEDS"..........................................                           4.10
"AUTHENTICATION ORDER".................................................                           2.02
"BANKRUPTCY LAW".......................................................                           6.01
"BUSINESS DAY".........................................................                          12.08
"CHANGE OF CONTROL OFFER"..............................................                           4.18
"CHANGE OF CONTROL PAYMENT DATE".......................................                           4.18
"CHANGE OF CONTROL PURCHASE PRICE".....................................                           4.18
"COVENANT DEFEASANCE"..................................................                           9.03
"CUSTODIAN"............................................................                           6.01
"DTC"..................................................................                           2.03
"EVENT OF DEFAULT".....................................................                           6.01
"EXCESS PROCEEDS"......................................................                           4.10
"GUARANTEE PAYMENT BLOCKAGE PERIOD"....................................                          10.08
"GUARANTOR REPRESENTATIVE".............................................                          10.08
"IAI GLOBAL NOTE"......................................................                           2.01
"INITIAL BLOCKAGE PERIOD"..............................................                          11.03




                  TERM                                                                      DEFINED IN SECTION
                  ----                                                                      ------------------
"INITIAL GUARANTEE BLOCKAGE PERIOD"....................................                          10.08
"LEGAL DEFEASANCE".....................................................                           9.02
"LEGAL HOLIDAY"........................................................                          12.08
"PAYING AGENT".........................................................                           2.03
"PAYMENT BLOCKAGE PERIOD"..............................................                          11.03
"PREPAYMENT OFFER".....................................................                           4.10
"PURCHASE AGREEMENT"...................................................                           2.01
"REGISTRAR"............................................................                           2.03
"REINVESTMENT DATE"....................................................                           4.09
"REPRESENTATIVE".......................................................                          11.03
"REQUIRED FILING DATES"................................................                           4.02
"SPECTRUM PREPAYMENT OFFER"............................................                           4.10
"SPECTRUM PROCEEDS"....................................................                           4.10
"SURVIVING PERSON".....................................................                           5.01


Section 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "COMMISSION" means the SEC.

                  "INDENTURE SECURITIES" means the Notes.

                  "INDENTURE SECURITYHOLDER" means a Noteholder.

                  "INDENTURE TO BE QUALIFIED" means this Indenture.

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

                  "OBLIGOR ON THE INDENTURE SECURITIES" means the Company, the Guarantors or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04.     RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "OR" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) words used herein implying any gender shall apply to every gender.

                                   ARTICLE 2

                                    THE NOTES

Section 2.01.     FORM AND DATING.

                  (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Initial Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement dated June 29, 2001 (the "PURCHASE AGREEMENT") and (ii) distributed initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, as set forth below, IAIs in accordance with Rule 501. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) GLOBAL NOTES. The Notes issued in global form, without interest coupons, shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto).

                  (i) The Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Notes, which shall be deposited with, or on behalf of, DTC, or will remain in the custody of the Trustee pursuant to an agreement between DTC and the Trustee.

                  (ii) The Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Global Notes, which shall be deposited with, or on behalf of, a custodian for DTC, as described in (i) above, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Euroclear or Clearstream.

                  (iii) In connection with the resale of Notes to an Institutional Accredited Investor, beneficial interests in any of the Global Notes may be exchanged for interests in a separate note in registered form, without interest coupons (the "IAI GLOBAL NOTE"), which will be deposited with, or on behalf of, a custodian for DTC as described in (i) and (ii) above.

                  (iv) Unrestricted Global Notes shall be issued in accordance with Section 2.06(b)(v), 2.06(d)(ii), 2.06(d)(iii) and 2.06(f) and
         shall be deposited, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  (v) Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto).

                  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02.     EXECUTION AND AUTHENTICATION.

                  The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant Secretary of the Company. Such signature may be either manual or facsimile.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount of up to $200,000,000 upon a Company Request. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

                  The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.03.     REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, The City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder.

                  The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

                  On or before each due date of the principal of and interest on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.05.     HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the

Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06.     TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository or of such cessation, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) an Event of Default has occurred or is continuing. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.09 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.09 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

                  (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with subparagraphs (i) through (v) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof. Transfers by an owner of a beneficial interest in the Rule 144A Global or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Note or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish to the Trustee a signed letter substantially in the form of Exhibit D.

                  (iii) RESTRICTIONS ON TRANSFER OF REGULATION S GLOBAL NOTE.

                           (A) Prior to the expiration of the Restricted Period,
                  interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided by Exhibit B or as otherwise provided by the Company in accordance with applicable law to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000. Such written certification shall not be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish to the Trustee a signed letter substantially in the form of Exhibit D.

                           (B) Upon the expiration of the Restricted Period,
                  beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

                  (iv) OTHER TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the transferor delivers a certificate in the form of Exhibit B hereto.

                  (v) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES TO DEFINITIVE NOTES. In the event that a Global Note is exchanged for Definitive Notes in accordance with the terms of this Indenture prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
         Section 2.06(c), (d) and (e) (including the certification requirements set forth therein intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company reasonably necessary to comply with applicable law.

                  (vi) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depository's book entry system that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Request in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

                  (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction and in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                           (F) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section

         2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Restricted Notes Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Restricted Notes Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Restricted Notes Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
         Note issued in exchange for a beneficial interest pursuant to this
         Section 2.06(c)(iii) shall not bear the Restricted Notes Legend.

                  (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                  (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction and in accordance with Rule 903 or Rule 904 under the

                  Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Restricted Global Note.

                  (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Definitive Notes
                           proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (2) if the Holder of such Definitive Notes
                           proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Request in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption, including any such transfer to an Institutional Accredited Investor, from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Request in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

                  (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) RESTRICTED NOTES LEGEND.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, BEFORE THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) UNDER OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
                  (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES

                  AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(vi),
                  (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Restricted Notes Legend.

                  (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

                  (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to the Exchange Offer (except as otherwise provided in the Registration Rights Agreement) or to Sections 2.09, 4.10, 4.18 and 8.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.     REPLACEMENT NOTES.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond shall be required that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and the ownership thereof. The Company and the Trustee may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company.

Section 2.08.     OUTSTANDING NOTES.

                  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

                  If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

                  If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

                  Subject to Section 12.06, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

Section 2.09.     TEMPORARY NOTES.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

Section 2.10.     CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and retain or, upon written request of the Company, may return to the Company in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

Section 2.11.     DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest or Special Interest, if any, on the Notes, it shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are Holders on a subsequent special record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of default interest to be paid and the special payment date. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Holder a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

Section 2.12.     DEPOSIT OF MONEYS.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

Section 2.13.     CUSIP NUMBER.

                  The Company in issuing the Notes may use a "CUSIP" number(s), and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly inform the Trustee of any change in the CUSIP number(s).



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


Section 2.14.     SPECIAL INTEREST.

                  If Special Interest is payable by the Company pursuant to paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of the Indenture, the Trustee may assume without inquiry that no Special Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Special Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Special Interest directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                   ARTICLE 3

                                   REDEMPTION

Section 3.01.     NOTICES TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, (i) at least 30 days prior to the Redemption Date in the case of a partial redemption, (ii) at least 30 days prior to the Redemption Date in the case of a total redemption or (iii) during such other period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes, as appropriate.

Section 3.02.     SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

                  In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, on either a pro rata basis or by lot, or such other method as it shall deem fair and equitable. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.     NOTICE OF REDEMPTION.

                  At least 90 days before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to the Trustee and to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to
Section 2.03 hereof.

                  The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

                  (1) the Redemption Date;

                  (2) the redemption price (unless Notes are being redeemed pursuant to paragraph 6(b) of the Notes in which case the notice need only include the appropriate calculation of the redemption price and not the redemption price itself);

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                  (7) the paragraph of the Notes pursuant to which the Notes are being redeemed; and

                  (8) the aggregate principal amount of Notes that are being redeemed.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

                  The actual redemption price with respect to Notes being redeemed pursuant to paragraph 6(b) of the Notes must be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the redemption date.

Section 3.04.     EFFECT OF NOTICE OF REDEMPTION.

                  Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, FURTHER, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05.     DEPOSIT OF REDEMPTION PRICE.

                  On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06.     NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4

                                    COVENANTS

Section 4.01.     PAYMENT OF NOTES.

                  The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and the actual number of days elapsed. The Company shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Notes.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest and Special Interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02.     SEC REPORTS.

                  (a) The Company will file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements so long as the SEC will accept such filings. The Company shall also comply with the provisions of TIA ss. 314(a).

                  (b) At the Company's expense, regardless of whether the Company is required to file with the SEC or furnish such information, documents and reports referred to in paragraph (a) above to its stockholders pursuant to the Exchange Act, the Company shall cause such information, documents and reports to be mailed to the Trustee at its address set forth in this Indenture and to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after it files them with the SEC or such date as they would have been required to be filed with the SEC if the Company were required to so file pursuant to the Exchange Act.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  (c) For so long as any Notes remain outstanding, the Company shall make available upon request, to any Holder, any holder of a beneficial interest in a Note and, upon request of any Holder or any such holder, any prospective purchaser of a Note or a beneficial interest therein, the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act.

Section 4.03.     WAIVER OF STAY, EXTENSION OR USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of



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

any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.     COMPLIANCE CERTIFICATE.

                  (a) The Company shall deliver to the Trustee, within 100 days after the end of each fiscal year and on or before 50 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent certified public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

                  (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with a respect thereto.

Section 4.05.     TAXES.

                  The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.



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

Section 4.06.     LIMITATION ON DEBT.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, incur, directly or indirectly, any Debt (including Acquired Debt) other than Permitted Debt unless:

                  (1) after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the ratio of total Debt to the Company's Consolidated EBITDA (determined on a pro forma basis for the last four full fiscal quarters for which financial statements are available at the date of determination) would be less than 7.0 to 1.0; PROVIDED that for purposes of calculating the ratio, Debt shall not include the Existing Preferred Stock; and, PROVIDED, FURTHER that if the Debt which is the subject of a determination under this provision is Acquired Debt or Debt to be incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence of the Acquired Debt or other Debt by the Company and the inclusion in the Company's Consolidated EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and

                  (2) no Default or Event of Default would occur as a consequence of such incurrence or be continuing following such incurrence.

                  (b) Notwithstanding anything to the contrary contained in this covenant,

                  (1) the Company shall not, and shall not permit any Subsidiary Guarantor to, incur any Debt pursuant to this Section 4.06 (other than Debt incurred under clause (1) of this Section 4.06(a) or clause
         (k)(1)(A) or (k)(2)(A) of the definition of "Permitted Debt," as applicable) if the proceeds thereof are used, directly or indirectly, to Refinance

                           (A) any Subordinated Obligations unless such Debt
                  shall be subordinated to the Notes or the applicable Subsidiary Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations or

                           (B) any Senior Subordinated Debt unless such Debt
                  shall be Senior Subordinated Debt or shall be subordinated to the Notes or the applicable Subsidiary Guarantee, as the case may be;

                  (2) the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to incur any Debt pursuant to this covenant (other than Debt incurred under clause (1) of Section 4.06(a)) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations or Senior Subordinated Debt of the Company or any Subsidiary Guarantor;



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


                  (3) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an incurrence of Debt for purposes of this covenant; and

                  (4) for purposes of determining compliance with this Section 4.06, in the event that an item of Debt (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (m) of such definition or is entitled to be incurred pursuant to clause (1) of Section 4.06(a), the Company will, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant.

Section 4.07. LIMITATION ON ISSUANCE OR SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

                  The Company shall not:

                  (a) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary; or

                  (b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock;

         other than, in the case of either (a) or (b):

                  (1) directors' qualifying shares;

                  (2) to the Company or a Wholly Owned Restricted Subsidiary;

                  (3) Preferred Stock issued by a Restricted Subsidiary other than to the Company or a Restricted Subsidiary if the Company or such Restricted Subsidiary would be permitted to incur Debt under clause (1) of Section 4.06(a) in the principal amount of the aggregate liquidation value of the Preferred Stock to be issued;

                  (4) to secure the Company's or a Restricted Subsidiary's obligations under any Senior Debt; or

                  (5) a disposition of the Capital Stock of a Restricted Subsidiary; PROVIDED, HOWEVER, that such disposition is effected in compliance with Section 4.10.

Section 4.08.     LIMITATION ON RESTRICTED PAYMENTS.

                  (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:


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


                  (1) a Default or Event of Default shall have occurred and be continuing;

                  (2) the Company could not incur at least $1.00 of additional Debt pursuant to clause (1) of Section 4.06(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed the sum of

                           (A) 100% of the Company's Cumulative Consolidated
                  EBITDA minus 1.4 times the Company's Cumulative Consolidated Interest Expense, plus

                           (B) 100% of the aggregate net proceeds (after
                  deduction of fees, expenses, discounts and commissions incurred in connection with issuance and sale) and the Fair Market Value of securities or other Property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock of the Company or Capital Stock of the Company issued to any Restricted Subsidiary of the Company) of the Company or any Debt or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted or exercised or exchanged, as the case may be, plus

                           (C) $10.0 million.

                  (b) Notwithstanding the foregoing limitation, the Company may:

                  (1) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (2) purchase, repurchase, redeem, legally defease, acquire or retire for value (x) Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Capital Stock and other than Capital Stock issued or sold to a Subsidiary of the Company), and (y) Disqualified Capital Stock of the Company in exchange for, or out of the proceeds of the substantially concurrent sale of (other than to a Subsidiary of the Company) Disqualified Capital Stock of the Company that has a redemption date, and requires the payment of current dividends in cash, no earlier than the Disqualified Capital Stock being purchased, redeemed or otherwise acquired or retired; PROVIDED, HOWEVER, that



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                           (A) such purchase, repurchase, redemption, legal
                  defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

                           (B) the Capital Stock Sale Proceeds from such
                  exchange or sale shall be excluded from the calculation pursuant to clause (a)(3)(B) above;

                  (3) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Debt or Debt permitted under clause (k) of the definition of "Permitted Debt"; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

                  (4) repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that:

                           (A) the aggregate amount of such repurchases shall
                  not exceed $1.0 million in any calendar year and

                           (B) at the time of such repurchase, no other Default
                  or Event of Default shall have occurred and be continuing (or result therefrom);

         PROVIDED FURTHER, HOWEVER, that such repurchases shall be included in the calculation of the amount of Restricted Payments;

                  (5) as long as no Default or Event of Default has occurred and is continuing, purchase, repurchase, redeem, legally defease, acquire or retire for value outstanding Preferred Stock in exchange for, or out of, consideration received by the Company or any Restricted Subsidiary from any Spectrum Sale as permitted under Section 4.10; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

                  (6) as long as no Default or Event of Default has occurred and is continuing, pay cash dividends (not constituting a return on capital) on the Existing Preferred Stock under the terms related to the payment of dividends on the Existing Preferred Stock as in effect on the Issue Date and described under "Description of Material Indebtedness and Preferred Stock" in the Offering Memorandum; PROVIDED, HOWEVER, that any cash dividends paid with respect to the Existing Preferred Stock shall reduce amounts otherwise available for Restricted Payments; and PROVIDED FURTHER, HOWEVER, in no event shall any such cash dividend be paid at any time when the Company is permitted to pay a dividend on such stock otherwise than in cash, unless the Company would be required to pay such non-cash dividends at a rate higher than that applicable to cash dividends;

                  (7) pay dividends on Disqualified Capital Stock solely in additional shares of Disqualified Capital Stock;

                  (8) make Restricted Payments in the aggregate of $15.0 million; and

                  (9) make distributions or payments of Receivables Fees.

                  (c) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.08 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Section 4.09.     LIMITATION ON LIENS.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Lien (other than Permitted Liens or Liens securing Obligations in respect of Senior Debt) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless:

                  (a) if such Lien secures Senior Subordinated Debt, the Notes or the applicable Subsidiary Guarantee are secured on an equal and ratable basis with such Debt; and

                  (b) if such Lien secures Subordinated Obligations, such Lien shall be subordinated to a Lien securing the Notes or the applicable Subsidiary Guarantee in the same Property as that subject to such Lien to the same extent as such Subordinated Obligations are subordinated to the Notes and the Subsidiary Guarantees.

Section 4.10.     LIMITATION ON ASSET SALES AND SPECTRUM SALES.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

                           (1) the Company or such Restricted Subsidiary
                  receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;



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


                           (2) at least 75% of the consideration paid to the
                  Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents (other than as set forth in clause (3) below) or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the applicable Subsidiary Guarantee) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

                           (3) notwithstanding clause (2) above, the Company may
                  exchange all or substantially all of the assets of one or more media properties operated by the Company, including by way of the transfer of Capital Stock, for all or substantially all of the assets, including by way of Capital Stock, constituting one or more media properties operated by another Person, provided that not less than 75% of the consideration received by the Company in the exchange is in the form of cash or cash equivalents considering, for this purpose only, the media properties, valued at their Fair Market Value, as cash equivalents; and

                           (4) the Company delivers an Officers' Certificate to
                  the Trustee certifying that such Asset Sale complies with the foregoing clauses (1), (2) and, if applicable, (3).

                  (b) The Net Available Cash (or any portion thereof) from Asset Sales other than from Excluded Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

                           (1) to Repay Senior Debt of the Company or any
                  Subsidiary Guarantor or Debt of any Restricted Subsidiary that is not a Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company);

                           (2) to reinvest in Additional Assets (including by
                  means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); or

                           (3) to make any required offer in connection with
                  Asset Sales to holders of the Exchange Debentures in accordance with the terms of the Exchange Indentures.

                  (c) Any Net Available Cash from an Asset Sale other than an Excluded Asset Sale not applied in accordance with the preceding paragraph within 180 days from the date of the receipt of such Net Available Cash or allocated for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 180-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" PROVIDED, HOWEVER, that the amount of any Net Available Cash that ceases to be so allocated as contemplated above and any Net Available Cash that is allocated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so allocated or at the time the relevant project is so abandoned or completed, as applicable; PROVIDED FURTHER, HOWEVER, that the amount of any Net Available Cash that continues to be allocated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

                  (d) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to purchase (the "PREPAYMENT OFFER") the Notes, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, and Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero.

                  (e) The Company or any Restricted Subsidiary may use any Net Available Cash from any Spectrum Sales (the "SPECTRUM PROCEEDS") in any manner permitted by this Indenture, and may use any Spectrum Proceeds in excess of an aggregate of $200 million (cumulative from the date of this Indenture) ("EXCESS SPECTRUM PROCEEDS"), whether or not otherwise permitted by this Indenture, to purchase, repurchase, redeem, legally defease, acquire or retire outstanding preferred stock of the Company, provided the Company has first made an offer in the amount of the Allocable Spectrum Proceeds to purchase (the "SPECTRUM PREPAYMENT OFFER") the Notes on a pro rata basis according to principal amount, at a price of 105% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture.

                  (f) The terms "ALLOCABLE EXCESS PROCEEDS" and "ALLOCABLE SPECTRUM PROCEEDS," as the case may be, shall mean the product of:

                           (1) the Excess Proceeds or Excess Spectrum Proceeds,
                  as the case may be; and

                           (2) a fraction,

                                    (A) the numerator of which is the aggregate
                           principal amount of the Notes outstanding on the date of the Prepayment Offer or Spectrum Prepayment Offer, as the case may be, and

                                    (B) the denominator of which is the sum of
                           the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer or Spectrum Prepayment Offer, as the case may be, and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer or Spectrum Prepayment Offer, as the case may be, that is PARI PASSU in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer or Spectrum Prepayment Offer, as the case may be. Notwithstanding the foregoing, Debt under the Exchange Debentures shall not be included in the denominator for purposes of this clause (B).

                  (g) Promptly, and in any event within 30 days after the Company is obligated to make a Prepayment Offer or Spectrum Prepayment Offer, as the case may be, as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer or Spectrum Prepayment Offer, as the case may be. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

                  (h) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under the covenant described hereunder by virtue thereof.

                  (i) On or before the purchase date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Prepayment Offer or Spectrum Prepayment Offer, as the case may be, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.10. The Paying Agent shall promptly (but in any case not later than 5 days after the purchase date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered.

         Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Prepayment Offer or Spectrum Prepayment Offer, as the case may be, on the purchase date.

Section 4.11.     LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "AFFILIATE TRANSACTION"), unless:

                           (1) the terms of such Affiliate Transaction are

                                    (A) fair and reasonable to the Company or
                           such Restricted Subsidiary, as the case may be, and

                                    (B) no less favorable to the Company or such
                           Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company;

                           (2) if such Affiliate Transaction involves aggregate
                  payments or value in excess of $1.0 million, the Company obtains and promptly delivers to the Trustee a resolution of its Board of Directors (including a majority of the disinterested members of the Board of Directors) approving such Affiliate Transaction and certifying that, in its good faith judgment, such Affiliate Transaction complies with clauses (a)(1)(A) and (a)(1)(B) above; and

                           (3) if such Affiliate Transaction involves aggregate
                  payments or value in excess of $5.0 million, the Company obtains a written opinion from an Independent Financial Advisor that the transaction is fair to the Company and the Restricted Subsidiaries.

                  (b) Without regard to the foregoing limitations, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

                           (1) any transaction or series of transactions between
                  the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, PROVIDED that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

                           (2) any Restricted Payment permitted to be made
                  pursuant to Section 4.08 or any Permitted Investment;

                           (3) any transaction, including compensation and
                  employee benefit arrangements, with an officer or director of the Company or any of the Restricted Subsidiaries in his or her capacity as an officer or director, so long as the Board of Directors in good faith shall have approved the terms thereof;

                           (4) loans and advances to employees made in the
                  ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be, PROVIDED that such loans and advances do not exceed $1.0 million to any one employee and $5.0 million in the aggregate at any one time outstanding;

                           (5) agreements in effect on the Issue Date and any
                  modifications, extensions or renewals thereto that are no less favorable to the Company or any Restricted Subsidiary than such agreement as in effect on the Issue Date; and

                           (6) sales of accounts receivable, or participations
                  therein, in connection with any Receivables Facility.

Section 4.12.     LIMITATION ON LAYERED DEBT.

                  The Company shall not, and shall not permit any Subsidiary Guarantor to, incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt. In addition, no Subsidiary Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinate in right of payment to, or ranks PARI PASSU with, the Subsidiary Guarantee of such Subsidiary Guarantor or any guarantee by such Subsidiary Guarantor of Exchange Debentures (or any guarantees by such Subsidiary Guarantor ranking PARI PASSU therewith).

Section 4.13.     DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

                  (a) The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

                  (1) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary; and

                  (2) either:

                           (A) the Subsidiary to be so designated has total
                  assets of $1,000 or less or

                           (B) such designation is effective immediately upon
                  such entity becoming a Subsidiary of the Company.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; PROVIDED, HOWEVER, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (1) and (2) of paragraph (c) below will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

                  (b) Except as provided in clauses (1) and (2) of paragraph (a) above, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

                  (c) The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

                  (1) the Company could incur at least $1.00 of additional Debt pursuant to clause (1) of Section 4.06(a) and

                  (2) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

                  (d) Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that

                  (1) certifies that such designation or redesignation complies with the foregoing provisions and

                  (2) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

Section 4.14.     FUTURE SUBSIDIARY GUARANTORS.

                  The Company shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date and any other entity that guarantees any Exchange Debentures to execute and deliver to the Trustee a Subsidiary Guarantee at the time such Person becomes a Domestic Restricted Subsidiary or guarantees any Exchange Debentures.

Section 4.15. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

                  (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

                  (2) make any loans or advances to the Company or any other Restricted Subsidiary; or

                  (3) transfer any of its Property to the Company or any other Restricted Subsidiary.

                  (b) The foregoing limitations will not apply:

                  (1) with respect to clauses (1), (2) and (3) of paragraph (a), to restrictions

                           (A) in effect on the Issue Date,

                           (B) relating to Debt of a Restricted Subsidiary and
                  existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

                           (C) relating to the Senior Credit Facility,

                           (D) created in connection with any Receivables
                  Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility, or

                           (E) that result from the Refinancing of Debt incurred
                  pursuant to an agreement referred to in clause (1)(A), (B) or
                  (C) above or in clause (2)(A) or (B) below, PROVIDED such restriction is no less favorable to the holders of Notes than those under the agreement evidencing the Debt so Refinanced; and

                  (2) with respect to clause (a)(3) only, to restrictions

                           (A) relating to Debt that is permitted to be incurred
                  and secured without also securing the Notes or the applicable Subsidiary Guarantee pursuant to Sections 4.06 and 4.09 that limit the right of the debtor to dispose of the Property securing such Debt,

                           (B) encumbering Property at the time such Property
                  was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

                           (C) resulting from customary provisions restricting
                  subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or

                           (D) customarily contained in asset sale agreements
                  limiting the transfer of such Property pending the closing of such sale.

Section 4.16.     PAYMENTS FOR CONSENT.

                  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.17.     CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.18.     CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require the Company to repurchase all or any part of such holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, and Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  (b) Within 30 days following any Change of Control, the Company shall:

                  (1) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

                  (2) send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder's address appearing in the register of Notes maintained by the Registrar, a notice stating:

                           (A) that a Change of Control has occurred and a
                  Change of Control Offer is being made pursuant to this Section
                  4.17 and that all Notes timely tendered will be accepted for payment;

                           (B) the Change of Control Purchase Price and the
                  purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                           (C) the circumstances and relevant facts regarding
                  the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

                           (D) the procedures that holders of Notes must follow
                  in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

                  (c) On the purchase date, the Company shall to the extent lawful (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under the covenant described hereunder by virtue of such compliance.

Section 4.19.     MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 12.02 as such office of the Company.

                                   ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01.     LIMITATION ON CONSOLIDATION, MERGER AND SALE OF PROPERTY.

                  (a) The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

                  (1) the Company shall be the surviving Person in such merger, consolidation or amalgamation, or the surviving person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made (the "SURVIVING PERSON") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (2) the Surviving Person expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

                  (3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                  (4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (4) and clauses (5) and (6) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (5) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to incur at least $1.00 of additional Debt under clause (1) of Section 4.06(a); and

                  (6) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent provided for in this Indenture relating to such transaction have been satisfied.

                  (b) The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company or any such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

                  (1) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (2) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guarantee in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

                  (3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                  (4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (4) and clauses (5) and (6) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (5) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to incur at least $1.00 of additional Debt under clause (1) of Section 4.06(a); and

                  (6) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, in respect thereto comply with this covenant and that all conditions precedent provided for in this Indenture relating to such transaction have been satisfied.

                  (c) The foregoing provisions shall not apply to any transactions which constitute an Asset Sale if the Company has complied with
Section 4.10.

                  (d) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), but the predecessor Company in the case of

                  (1) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety) or

                  (2) a lease,

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

Section 5.02.     SUCCESSOR PERSON SUBSTITUTED.

                  Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Subsidiary Guarantor in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and of, the Company or such Subsidiary Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or such Subsidiary Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES


Section 6.01.     EVENTS OF DEFAULT.

                  An "EVENT OF DEFAULT" occurs if

                  (1) there is a default in the payment of any interest on, or Special Interest with respect to, any Note when the same becomes due and payable and the Default continues for a period of 30 days;

                  (2) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

                  (3) the Company or any Guarantor defaults in the observation or performance of its obligations under the provisions of Section 5.01 or 5.02 hereof;

                  (4) the Company or any Guarantor defaults in the observance or performance of any other covenant or agreement in the Notes or this Indenture (other than a failure that is the subject of the foregoing clauses (1), (2) or (3) for 60 days after the Company receives written notice thereof specifying the default from the Trustee or the Holders of not less than 25% in the aggregate principal amount of the Notes then outstanding);

                  (5) there is a default under any Debt (other than the Existing Preferred Stock and any Disqualified Capital Stock issued to refinance Existing Preferred Stock, the terms of which provide for substantially the same remedies to the holders thereof upon a failure to pay any amount due at maturity as the terms of the Existing Preferred Stock so refinanced) by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount of Debt greater than $10.0 million or its foreign currency equivalent at the time;




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


                  (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $10,000,000 (or its foreign currency equivalent at the time) shall be rendered against the Company or any Restricted Subsidiary thereof and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

                  (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
                  creditors, or

                           (E) generally is not paying its debts as they become
                  due;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case,

                           (B) appoints a Custodian of the Company or any
                  Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

                           (C) orders the liquidation of the Company or any
                  Restricted Subsidiary,

                  and the order or decree remains unstayed and in effect for 60 days; or

                           (9) Subsidiary Guarantees provided by Subsidiary
                  Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

                  The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.




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


                  The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so.

Section 6.02.     ACCELERATION.

                  If an Event of Default (other than an Event of Default arising under Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may by written notice to the Company and the Trustee declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest and Special Interest, if any, to the date of acceleration and (i) such amounts shall become immediately due and payable or
(ii) if there are any amounts outstanding under any of the instruments constituting Senior Debt, such amounts shall become due and payable upon the first to occur of an acceleration under any of the instruments constituting Senior Debt or five Business Days after receipt by the Company and the Representative under any Senior Debt of notice of the acceleration of the Notes unless all Events of Default specified in such Acceleration Notice have been cured or waived. In case an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or any Significant Subsidiary occurs, such principal, premium, if any, and interest and Special Interest, if any, with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. After any such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes (by notice to the Trustee) may rescind and cancel such acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, (iv) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (v) in the event of the cure or waiver of a Default or Event of Default described in Section 6.01(7) or (8), the Trustee has received an Officers' Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.     OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.




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


                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.     WAIVER OF PAST DEFAULTS AND EVENTS OF DEFAULT.

                  Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.     CONTROL BY MAJORITY.

                  The Holders of a majority in principal amount of the Notes then outstanding may not direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture unless such Holders have provided an indemnity reasonably satisfactory to the Trustee. The Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.     LIMITATION ON SUITS.

                  Subject to Section 6.07 below, a Noteholder may not institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

                  (2) the registered Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered indemnity to the Trustee reasonably satisfactory to the Trustee to institute such proceeding as trustee; and

                  (3) the Trustee shall not have received from the registered Holders of a majority in aggregate principal amount of the Notes then



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


         outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium or Special Interest, if any, and interest on the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.     COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default in payment of principal, premium or interest specified in Section 6.01(l) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Subsidiary Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal, premium and accrued interest or Special Interest remaining unpaid, together with interest on overdue principal, premium and, to the extent that payment of such interest is lawful, interest on overdue installments of interest or Special Interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition



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

affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 6.10.     PRIORITIES.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07 hereof;

                  SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11.     UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                   ARTICLE 7

                                     TRUSTEE

Section 7.01.     DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the same circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:



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


                           (1) The Trustee need perform only those duties that
                  are specifically set forth in this Indenture and no others.

                           (2) In the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (1) This paragraph does not limit the effect of
                  paragraph (b) of this Section 7.01.

                           (2) The Trustee shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (3) The Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 and 6.05 hereof.

                           (4) No provision of this Indenture shall require the
                  Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, paragraphs
         (a), (b) and (c) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Subsidiary Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.



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Section 7.02.     RIGHTS OF TRUSTEE.

                  Subject to Section 7.01 hereof:

                  (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 13.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (8) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the



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         Corporate Trust Office of the Trustee, and such notice references the
         Notes and this Indenture.

                  (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (10) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.     TRUSTEE'S DISCLAIMER.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.     NOTICE OF DEFAULTS.

                  If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Responsible Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06.     REPORTS BY TRUSTEE TO HOLDERS.

                  If required by TIA ss. 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313 (c) and TIA ss. 313(d).



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                  Reports pursuant to this Section 7.06 shall be transmitted by mail:

                  (1) to all registered Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

                  (2) to such Holder of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

                  A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.     COMPENSATION AND INDEMNITY.

                  The Company and the Guarantors shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee and their agents for, and hold it harmless against, any and all loss, damage, claim, liability or reasonable expense, including taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Company and the Guarantors in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is prejudiced thereby.

                  Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

                  The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any



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predecessor Trustee pursuant to this Section, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08.     REPLACEMENT OF TRUSTEE.

                  The Trustee may resign by so notifying the Company and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property;

                  (4) the Trustee otherwise becomes incapable of acting; or

                  (5) a successor corporation becomes successor Trustee pursuant to Section 7.09 below.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and


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


duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.     SUCCESSOR TRUSTEE BY CONSOLIDATION, MERGER OR CONVERSION.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     ELIGIBILITY; DISQUALIFICATION.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA 310(b), including the provision in ss. 310(b)(1).

Section 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311 (b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

Section 7.12.     PAYING AGENTS.

                  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                  (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

                  (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (C) that it will give the Trustee written notice within three
         (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.



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                                   ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 8.01.     WITHOUT CONSENT OF HOLDERS.

                  The Company and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to provide for the assumption by a successor corporation of the obligations of the Company under Section 5.01 hereof;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in
         Section 163(f)(2)(B) of the Code);

                  (4) to add additional Guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms hereof;

                  (5) to secure the Notes, add to the covenants of the Company for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company;

                  (6) to make any change that does not adversely affect the rights of any holder of the Notes;

                  (7) to make any change to the provisions of Article 11 (Subordination of Securities) that would limit or terminate the benefits available to any holder of Senior Debt under such provisions; or

                  (8) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act.

                  The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

                  No amendment may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Designated Senior Debt then outstanding unless the holders of such Designated Senior Debt (or their Representative) consent to such change. The consent of the holders of


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the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Section 8.02.     WITH CONSENT OF HOLDERS.

                  Subject to Section 6.04, the Company, the Trustee and the Subsidiary Guarantors, with the consent of the registered holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) may amend this Indenture and may waive any past default or compliance with any provisions (except a default in the payment of principal, premium, interest or Special Interest and certain covenants and provisions of this Indenture which cannot be amended without the consent of each holder of an outstanding Note). The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes without notice to any Noteholder. Subject to Section 8.04, without the consent of each Noteholder, however, an amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, may not:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver to this Indenture or the Notes;

                  (2) reduce the rate of or change the time for payment of interest or Special Interest on any Note;

                  (3) reduce the principal of or extend the Stated Maturity of any Note;

                  (4) make any Note payable in money other than that stated in the Note;

                  (5) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Subsidiary Guarantee;

                  (6) release any Guarantee or security interest that may have been granted in favor of the Holders of the Notes other than pursuant to the terms of this Indenture or such security interest;

                  (7) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed under Article 3 hereof;

                  (8) reduce the premium payable in connection with a Change of Control Offer or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;



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


                  (9) at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;

                  (10) make any change to the provisions of Article 11 (Subordination of Securities) that would adversely affect the Holders of the Notes; or

                  (11) make any change in any Subsidiary Guarantee that would adversely affect the Holders of the Notes.

                  After an amendment, supplement or waiver under this section becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver; PROVIDED, HOWEVER, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

                  Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

                  It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.




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

Section 8.04.     REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

                  After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (11) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.05.     NOTATION ON OR EXCHANGE OF NOTES.

                  If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel



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stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Company or any Guarantor may not sign an amendment or supplement until the Board of Directors of the Company or such Guarantor, as appropriate, approves it.

                                   ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE


Section 9.01.     DISCHARGE OF INDENTURE.

                  The Company and the Subsidiary Guarantors may terminate all of their obligations under the Notes, the Subsidiary Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if there shall have been canceled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.07 hereof) and the Company has paid all sums payable by it hereunder or deposited all required sums with the Trustee.

                  After such delivery the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Subsidiary Guarantors' obligations under the Notes, the Subsidiary Guarantees and this Indenture except for those surviving obligations specified below.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.07, 9.05 and 9.06 hereof shall survive.

Section 9.02.     LEGAL DEFEASANCE.

                  The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes and the Subsidiary Guarantors discharged from their obligations under the Subsidiary Guarantees on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Special Interest, if any, on such Notes when such payments are due,
(B) the Company's obligations with respect to the Notes under Sections 2.1 through 2.10 hereof, Section 2.13 hereof and Section 4.19 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section


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7.07 hereof) and (D) this Article 9. If the Company exercises its Legal
Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto and each Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. Subject to compliance with this Article 9, the Company may exercise its option under this
Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03.     COVENANT DEFEASANCE.

                  At the option of the Company, pursuant to a Board Resolution, the Company and the Subsidiary Guarantors shall be released from (A) their respective obligations under Sections 4.02 through 4.18 hereof, inclusive, (B) the operation of Sections 6.01(5) through (8) inclusive, and (C) their respective obligations under Sections 5.01(a)(5) or 5.01(b)(5) with respect to the outstanding Notes on and after the date the conditions set forth in Section
9.04 hereof are satisfied (hereinafter, "COVENANT DEFEASANCE"). For this purpose, such Covenant Defeasance means that the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby. If the Company exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(4), Sections 6.01(5), (6), (7) or (8) with respect to Significant Subsidiaries, or Section 6.01(9) or because of the failure of the Company to comply with Sections 5.01(a)(5) or 5.01(b)(5). If the Company exercises its Covenant Defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

Section 9.04.     CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

                  The following shall be the conditions to application of
Section 9.02 or Section 9.03 hereof to the outstanding Notes:

                  (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the


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         Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest or Special Interest, if any, on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes, without reinvestment on the deposited U.S. Government Obligations and without reinvestment of any deposited money;

                  (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or after giving effect to such deposit, or shall have occurred and be continuing at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

                  (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

                  (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

                  (6) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (7) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;



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                  (8) the Company shall have delivered to the Trustee an
         Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 9.02 above or the Covenant Defeasance under
         Section 9.03 hereof (as the case may be) have been complied with; and

                  (9) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

Section 9.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.     REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Subsidiary Guarantor's obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such




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money or U.S. Government Obligations in accordance with Section 9.01 hereof;
PROVIDED, HOWEVER, that if the Company or the Subsidiary Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07.     MONEYS HELD BY PAYING AGENT.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company (or, if such moneys had been deposited by the Subsidiary Guarantors, to such Subsidiary Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08.     MONEYS HELD BY TRUSTEE.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Subsidiary Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Subsidiary Guarantors) upon Company Request, or if such moneys are then held by the Company or the Subsidiary Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Subsidiary Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Subsidiary Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Subsidiary Guarantors or the release of any money held in trust by the Company or any Subsidiary Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Subsidiary Guarantors for payment as general creditors unless applicable abandoned property law designates another person.



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                                   ARTICLE 10

                             GUARANTEE OF SECURITIES


Section 10.01.    SUBSIDIARY GUARANTEE.

                  Subject to the provisions of this Article 10, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest and Special Interest, if any, on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Subsidiary Guarantor.

                  Each Subsidiary Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Debt evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.01 hereof. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Subsidiary Guarantee provided for in this Article 10 and not discharged.

                  The Subsidiary Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

Section 10.02.    EXECUTION AND DELIVERY OF GUARANTEES.

                  To evidence the Subsidiary Guarantee set forth in this Article 10, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Subsidiary Guarantee shall be executed on behalf of each Subsidiary Guarantor by the manual or facsimile signature of an Officer of each Subsidiary Guarantor.

                  Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  If an Officer of a Subsidiary Guarantor whose signature is on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

Section 10.03.    LIMITATION OF SUBSIDIARY GUARANTEE.

                  The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees of Senior Debt) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor and the Company in a pro rata amount based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all of the Subsidiary Guarantors combined.

Section 10.04.    ADDITIONAL SUBSIDIARY GUARANTORS.

                  The Company covenants and agrees that it will cause any Person which becomes obligated to guarantee the Notes, pursuant to the terms of Section
4.14 hereof, to execute a guarantee satisfactory in form and substance to the Trustee pursuant to which such Subsidiary Guarantor shall guarantee the



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obligations of the Company under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor.

Section 10.05.    RELEASE OF SUBSIDIARY GUARANTOR.

                  A Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee if:

                  (i) the Company or such Subsidiary Guarantor has sold all or substantially all of the assets of such Subsidiary Guarantor; or

                  (ii) the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Subsidiary Guarantor owned by them, in each case in a transaction in compliance with Sections 4.10 or 5.01 hereof (as applicable);

and in each such case, the Subsidiary Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Notwithstanding the foregoing, upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 4.13, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

Section 10.06. SUBSIDIARY GUARANTEE OBLIGATIONS SUBORDINATE TO GUARANTOR SENIOR DEBT.

                  Each Subsidiary Guarantor covenants and agrees, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article 10, the Debt represented by the Subsidiary Guarantee and the payment of the principal of, premium, if any, interest on and Special Interest, if any, on the Notes pursuant to the Subsidiary Guarantee by such Subsidiary Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this
Article 10 to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Debt, in any other manner, of all Guarantor Senior Debt of such Subsidiary Guarantor.

                  This Section 10.06 and the following Sections 10.07 through
10.11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Guarantor Senior Debt of any Subsidiary Guarantor; and such provisions are made for the benefit of the holders of Guarantor Senior Debt of each Subsidiary Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.



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Section 10.07.    PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC., OF A
                  SUBSIDIARY GUARANTOR.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Subsidiary Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of any Subsidiary Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any general assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Subsidiary Guarantor, then and in any such event:

                  (1) the holders of all Guarantor Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Debt, in any other manner, of all amounts due on or in respect of all such Guarantor Senior Debt, or provision shall be made for such payment, before the Holders of the Notes are entitled to receive, pursuant to the Subsidiary Guarantee of such Subsidiary Guarantor, any payment or distribution of any kind or character by such Guarantor on account of any of its obligations on its Guarantee; and

                  (2) any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this
         Article 10 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Debt of such Subsidiary Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Debt held or represented by each, to the extent necessary to make payment in full in cash, Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Debt, in any other manner, of all such Guarantor Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Debt; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section 10.07, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of any of its Obligations on its Subsidiary Guarantee before all Guarantor Senior Debt of such Subsidiary Guarantor is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making



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         payment or distribution of assets of such Subsidiary Guarantor for application to the payment of all such Guarantor Senior Debt remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Debt in full in cash, Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Debt, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Debt.

                  The consolidation of a Subsidiary Guarantor with, or the merger of a Subsidiary Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Subsidiary Guarantor for the purposes of this Article 10 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

Section 10.08. SUSPENSION OF SUBSIDIARY GUARANTEE OBLIGATIONS WHEN GUARANTOR SENIOR DEBT IN DEFAULT.

                  (a) Unless Section 10.07 hereof shall be applicable, after the occurrence of a Payment Default, no payment or distribution of any assets or securities of a Subsidiary Guarantor (or any Restricted Subsidiary or Subsidiary of such Subsidiary Guarantor) of any kind or character (including, without limitation, cash, Property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of such Subsidiary Guarantor being subordinated to its Obligations on its Subsidiary Guarantee) may be made by or on behalf of such Subsidiary Guarantor (or any Restricted Subsidiary or Subsidiary of such Subsidiary Guarantor), including, without limitation, by way of set-off or otherwise, for or on account of its Obligations on its Subsidiary Guarantee, and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Subsidiary Guarantor (or any Restricted Subsidiary or Subsidiary of such Subsidiary Guarantor), directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Subsidiary Guarantee following the delivery by the representative of the holders of Guarantor Senior Debt (the "GUARANTOR REPRESENTATIVE") to the Trustee of written notice of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until (A) such Payment Default has been cured or waived or has ceased to exist, or (B) such Designated Senior Debt has been paid in full in cash or Cash Equivalents; PROVIDED, HOWEVER, that the Company may pay the Notes without regard to the foregoing if the Company and Trustee receive written notice approving such payment from the Guarantor Representative of such issue of Designated Senior Debt.

         At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), such Subsidiary Guarantor shall resume making any and all required payments in respect of its obligations under its Subsidiary Guarantee.




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                  (b) Unless Section 10.07 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Debt, no payment or distribution of any assets of such Subsidiary Guarantor of any kind or character shall be made by such Subsidiary Guarantor, including, without limitation, by way of set-off or otherwise, on account of any of its obligations on its Subsidiary Guarantee for a period (the "GUARANTEE PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Trustee of written notice from the Guarantor Representative of such Non-Payment Event of Default, unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived, or is otherwise no longer continuing (y) such Designated Senior Debt shall have been discharged or paid in full in cash or Cash Equivalents or
(z) such Guarantee Payment Blockage Period shall have been terminated by written notice to such Subsidiary Guarantor or the Trustee from the Guarantor Representative initiating such Guarantee Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Debt, after which, in the case of clause (w), (x), (y) or (z), such Subsidiary Guarantor shall resume making any and all required payments in respect of its Obligations on its Subsidiary Guarantee. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantee Payment Blockage Period initiated by the Guarantor Representative unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Guarantee Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee and the Company of the notice referred to in this Section 10.08(b) or, in the event of a Non-Payment Event of Default which formed the basis for a Payment Blockage Period under Section 11.03(b) hereof, 179 days from the date of the receipt by the Trustee of the notice referred to in Section 11.03(b) (the "INITIAL GUARANTEE BLOCKAGE PERIOD"). Any number of additional Guarantee Payment Blockage Periods may be commenced during the Initial Guarantee Blockage Period; PROVIDED, HOWEVER, that no such additional Guarantee Payment Blockage Period shall extend beyond the Initial Guarantee Blockage Period. After the expiration of the Initial Guarantee Blockage Period, no Guarantee Payment Blockage Period may be commenced under this Section 10.08(b) and no Payment Blockage Period may be commenced under Section 11.03(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Guarantee Blockage Period.

                  (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment from a Subsidiary Guarantor prohibited by the foregoing provisions of this Section 10.08, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor Representative initiating the Guarantee Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Debt or, if no amounts are then due in respect of Guarantor Senior Debt, promptly returned to the Subsidiary Guarantor, or as a court of competent jurisdiction shall direct.



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Section 10.09.    SUBROGATION TO RIGHTS OF HOLDERS OF GUARANTOR SENIOR DEBT.

                  Upon the payment in full of all amounts payable under or in respect of all Guarantor Senior Debt of a Subsidiary Guarantor, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Debt to receive payments and distributions of cash, Property and securities of such Subsidiary Guarantor made on such Guarantor Senior Debt until all amounts due to be paid under the Subsidiary Guarantee shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Guarantor Senior Debt of any cash, Property or securities to which Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 10, and no payments over pursuant to the provisions of this Article 10 to holders of Guarantor Senior Debt by Holders of the Notes or the Trustee, shall, as among each Subsidiary Guarantor, its creditors other than holders of Guarantor Senior Debt and the Holders of the Notes, be deemed to be a payment or distribution by such Subsidiary Guarantor to or on account of such Guarantor Senior Debt.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under Guarantor Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Debt at the time outstanding any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Debt in full in cash or Cash Equivalents.

Section 10.10. GUARANTEE SUBORDINATION PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

                  The subordination provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Debt on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Subsidiary Guarantor, its creditors other than holders of its Guarantor Senior Debt and the Holders of the Notes, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its Obligations on its Subsidiary Guarantee in accordance with its terms; or (b) affect the relative rights against such Subsidiary Guarantor of the Holders of the Notes and creditors of such Subsidiary Guarantor other than the holders of the Guarantor Senior Debt; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Guarantor Senior Debt (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of a Subsidiary Guarantor referred to in Section 10.07 hereof, to receive, pursuant to and in accordance with such Section, cash, Property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.08 hereof, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.08(c) hereof.



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                  The failure by any Subsidiary Guarantor to make a payment in respect of its obligations on its Subsidiary Guarantee by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 10.11.    APPLICATION OF CERTAIN ARTICLE 11 PROVISIONS.

                  The provisions of Sections 11.04, 11.07, 11.08, 11.09, 11.10,
11.12 and 11.13 hereof shall apply, MUTATIS MUTANDIS, to each Subsidiary Guarantor and their respective holders of Guarantor Senior Debt and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Subsidiary Guarantor, the holders of Guarantor Senior Debt, the Holders and the Trustee with respect to the Subsidiary Guarantee and all references therein to Article 11 hereof shall mean this Article 10.

                                   ARTICLE 11

                             SUBORDINATION OF NOTES


Section 11.01.    NOTES SUBORDINATE TO SENIOR DEBT.

                  The Company covenants and agrees, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the Debt represented by the Notes and the payment of the principal of, premium, if any, interest on, and Special Interest, if any, on the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article 11 to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all Senior Debt.

                  This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Debt; and such provisions are made for the benefit of the holders of Senior Debt; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 11.02.    PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted as described under Section 5.01), then and in any such event:



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                  (1) the holders of Senior Debt of the Company shall be
         entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all amounts due on or in respect of all Senior Debt of the Company, or provision shall be made for such payment, before the Holders of the Notes are entitled to receive or retain any payment or distribution of any kind or character on account of principal of, premium, if any, interest on, or Special Interest, if any, on the Notes; and

                  (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, Property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash, Cash Equivalents or, as acceptable to holders of Senior Debt, in any other manner, of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Debt; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section 11.02, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of principal of, premium, if any, interest on, Special Interest, if any, on or any other Obligation owing in respect of, the Notes before all Senior Debt of the Company is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be held by the recipient in trust for the benefit of holders of Senior Debt and shall be immediately paid over or delivered to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt.

                  The consolidation of the Company with, or the merger of Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Article 11 if the Person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such



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properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

Section 11.03.    SUSPENSION OF PAYMENT WHEN DESIGNATED SENIOR DEBT IN DEFAULT.

                  (a) Unless Section 11.02 hereof shall be applicable, after the occurrence of a Payment Default, no payment or distribution of any assets or securities of the Company or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of principal of, premium, if any, interest on, or Special Interest, if any, on the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Notes following the delivery by the representative of the holders of Designated Senior Debt (the "REPRESENTATIVE") to the Trustee of written notice of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until (A) such Payment Default has been cured or waived or has ceased to exist or (B) such Designated Senior Debt has been paid in full in cash; PROVIDED, HOWEVER, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such issue of Designated Senior Debt. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

                  (b) Unless Section 11.02 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on any Designated Senior Debt, no payment or distribution of any assets of the Company of any kind shall be made by the Company, including, without limitation, by way of set-off or otherwise, on account of any principal of, premium, if any, or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes for a period ("PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest of (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee,
(x) such Non-Payment Event of Default shall have been cured or waived or is otherwise no longer continuing, (y) such Designated Senior Debt shall have been paid in full in cash or Cash Equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative initiating such Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Debt, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment




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Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 11.03(b) (the "INITIAL BLOCKAGE PERIOD"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; PROVIDED, HOWEVER, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this Section 11.03(b) and no Guarantee Payment Blockage Period may be commenced under Section 10.08(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period.

                  (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment prohibited by the foregoing provisions of this Section 11.03, then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Debt or, if no amounts are then due in respect of Senior Debt, promptly returned to the Company, or otherwise as a court of competent Jurisdiction shall direct.

Section 11.04.    TRUSTEE'S RELATION TO SENIOR DEBT.

                  With respect to the holders of Senior Debt, the Trustee is to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 11 or otherwise.

Section 11.05.    SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT.

                  Upon the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, Property and securities applicable to Senior Debt until the principal of, premium, if any and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, Property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to the holders of Senior Debt by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than



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holders of Senior Debt and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of Senior Debt.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under the Senior Debt of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in cash or Cash Equivalents.

Section 11.06.    PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

                  The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Debt (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 11.02 hereof, to receive, pursuant to and in accordance with such Section, cash, Property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(c) hereof.

                  The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this
Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 11.07.    TRUSTEE TO EFFECTUATE SUBORDINATION.

                  Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in



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such proceedings and the causing of such a claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Debt, or any Representative, may file such a claim on behalf of Holders of the Notes.

Section 11.08.    NO WAIVER OF SUBORDINATION PROVISIONS.

                  (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of subsection (a) of this
Section 11.08, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection or payment of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company and any other Person; PROVIDED, HOWEVER, that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 11.09.    NOTICE TO TRUSTEE.

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 11.09 at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Debt or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within five Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                  (b) Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing itself to be a holder of Senior Debt (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee, fiduciary or agent therefor); PROVIDED, HOWEVER, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.10.    RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
                  AGENT.

                  Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of
Section 7.01 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article 11.

Section 11.11. RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of

Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

Section 11.12.    ARTICLE APPLICABLE TO PAYING AGENTS.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "TRUSTEE" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee.

Section 11.13.    NO SUSPENSION OF REMEDIES.

                  Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this
Article 11 of the holders, from time to time, of Senior Debt.

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01.    TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02.    NOTICES.

                  Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company or any Subsidiary Guarantor:

                           Paxson Communications Corporation
                           601 Clearwater Park Road
                           West Palm Beach, Florida  33401
                           Attention:       Chief Financial Officer
                                            General Counsel

                  Copy to:

                           Holland & Knight LLP
                           625 N. Flagler Drive
                           Suite 700
                           West Palm Beach, Florida  33401
                           Attention:       David L. Perry, Esq.

                  If to the Trustee:

                           The Bank of New York
                           101 Barclays Street, 21W
                           New York, New York 10286

                           Attention:       Corporate Trust Administration
                           Facsimile:       (212) 815-5915

                  Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

                  The Company, the Subsidiary Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03.    COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                  Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05.    STATEMENTS REQUIRED IN CERTIFICATE AND OPINION.

                  Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06.    WHEN TREASURY NOTES DISREGARDED.

                  In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

Section 12.07.    RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.08.    BUSINESS DAYS; LEGAL HOLIDAYS.

                  A "BUSINESS DAY" is a day that is not a Legal Holiday. A "LEGAL HOLIDAY" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.09.    GOVERNING LAW.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

Section 12.10.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.11.    NO RECOURSE AGAINST OTHERS.

                  No recourse for the payment of the principal of or premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Debt represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation or against the Property or assets of any such stockholder, officer, employee or director, either directly or through the Company or any Subsidiary Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Company and the Subsidiary Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Company or any Subsidiary Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

Section 12.12.    SUCCESSORS.

                  All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.13.    MULTIPLE COUNTERPARTS.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.14.    TABLE OF CONTENTS, HEADINGS, ETC.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15.    SEPARABILITY.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, and the Company's corporate seal to be hereunto affixed and attested, all as of the date and year first written above.

                           PAXSON COMMUNICATIONS CORPORATION
                           (a Delaware Corporation)


                           By:
                              -------------------------------------------------
                           Name:   Anthony L. Morrison
                           Title:  Executive Vice President and Chief Legal
                                   Officer

                           SUBSIDIARY GUARANTORS:

                           BUD HITS, INC.
                           (a Florida corporation)

                           BUD SONGS, INC.
                           (a Florida corporation)

                           CAP COMMUNICATIONS LICENSE OF NEW LONDON, INC. (a Florida corporation)

                           CAP COMMUNICATIONS OF NEW LONDON, INC.
                           (a Florida corporation)

                           CAP COMMUNICATIONS, INC.
                           (a Florida corporation)

                           CHANNEL 66 OF TAMPA, INC.
                           (a Florida corporation)

                           CLEARLAKE PRODUCTIONS, INC.
                           (a Florida corporation)

                           COCOLA MEDIA CORPORATION OF FLORIDA
                           (a Delaware corporation)

                           COCOLA MEDIA CORPORATION OF SAN FRANCISCO, INC. (a California corporation)

                           DP MEDIA, INC.
                           (a Florida corporation)

                           DP MEDIA LICENSE OF BATTLE CREEK, INC.
                           (a Florida corporation)

                           DP MEDIA LICENSE OF BOSTON, INC.
                           (a Florida corporation)

                           DP MEDIA LICENSE OF MARTINSBURG, INC.
                           (a Florida corporation)

                           DP MEDIA LICENSE OF MILWAUKEE, INC.
                           (a Florida corporation)

                           DP MEDIA LICENSE OF RALEIGH DURHAM, INC.
                           (a Florida corporation)

                           DP MEDIA OF BATTLE CREEK, INC.
                           (a Florida corporation)

                           DP MEDIA OF BOSTON, INC.
                           (a Florida corporation)

                           DP MEDIA OF MARTINSBURG, INC.
                           (a Florida corporation)

                           DP MEDIA OF MILWAUKEE, INC.
                           (a Florida corporation)

                           DP MEDIA OF RALEIGH DURHAM, INC.
                           (a Florida corporation)

                           DP MEDIA OF ST. LOUIS, INC.
                           (a Florida corporation)

                           FLAGLER PRODUCTIONS, INC
                           (a Florida corporation)

                           HISPANIC BROADCASTING, INC.
                           (a Florida corporation)

                           IRON MOUNTAIN PRODUCTIONS, INC.
                           (a Florida corporation)

                           OCEAN STATE TELEVISION, LLC
                           (a Delaware limited liability company)

                           PAX HITS PUBLISHING, INC.
                           (a Florida corporation)

                           PAX INTERNET, INC.
                           (a Florida corporation)

                           PAX NET TELEVISION PRODUCTIONS, INC.
                           (a Florida corporation)

                           PAX NET, INC.
                           (a Delaware corporation)

                           PAXSON AKRON LICENSE, INC.
                           (a Florida corporation)

                           PAXSON ALBANY LICENSE, INC.
                           (a Florida corporation)

                           PAXSON ALBUQUERQUE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON ATLANTA LICENSE, INC.
                           (a Florida corporation)

                           PAXSON BIRMINGHAM LICENSE, INC.
                           (a Florida corporation)

                           PAXSON BOSTON LICENSE, INC.
                           (a Florida corporation)

                           PAXSON BOSTON-68 LICENSE, INC.
                           (a Florida corporation)

                           PAXSON BUFFALO LICENSE, INC.
                           (a Florida corporation)

                           PAXSON CEDAR RAPIDS LICENSE, INC.
                           (a Florida corporation)

                           PAXSON CHARLESTON LICENSE, INC.
                           (a Florida corporation)

                           PAXSON CHICAGO LICENSE, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS LICENSE COMPANY, LLC
                           (a Delaware limited liability company)

                           PAXSON COMMUNICATIONS LPTV, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS MANAGEMENT COMPANY, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF AKRON-23, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF ALBANY-55, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF ALBUQUERQUE-14, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF ATLANTA-14, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF BOSTON-46, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF BOSTON-60, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF BOSTON-68, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF BUFFALO-51, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF CHARLESTON-29, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF CHICAGO-38, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF DALLAS-68, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF DAVENPORT-67, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF DENVER-59, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF DES MOINES-39, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF DETROIT-31, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF FRESNO-61, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF GREENSBORO-16, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF GREENVILLE-38, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF HONOLULU-66, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF HOUSTON-49, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF JACKSONVILLE-21, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF JACKSONVILLE-35, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF LEXINGTON-67, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF LOUISVILLE-21, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF MEMPHIS-50, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF MIAMI-35, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF MOBILE-61, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF NASHVILLE-28, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF NEW YORK-31, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF NORFOLK-49, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF ORLANDO-56, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF PHOENIX-13, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF PHOENIX-51, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF PITTSBURGH-40, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF PORTLAND-22, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF PORTLAND-23, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF ROANOKE-38, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS OF SAN JOSE-65, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF SAN JUAN, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF SCRANTON-64, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF SEATTLE-33, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF SPOKANE-34, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF ST. CROIX-15, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF SYRACUSE-56, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF TAMPA-66, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF TUCSON-46, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF TULSA-44, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF WASHINGTON-66, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF WAUSAU-46, INC.
                           (a Florida corporation)

                           PAXSON COMMUNICATIONS OF WEST PALM BEACH-67, INC. (a Florida corporation)

                           PAXSON COMMUNICATIONS TELEVISION, INC.
                           (a Florida corporation)

                           PAXSON DALLAS LICENSE, INC.
                           (a Florida corporation)

                           PAXSON DAVENPORT LICENSE, INC.
                           (a Florida corporation)

                           PAXSON DENVER LICENSE, INC.
                           (a Florida corporation)

                           PAXSON DES MOINES LICENSE, INC.
                           (a Florida corporation)

                           PAXSON DETROIT LICENSE, INC.
                           (a Florida corporation)

                           PAXSON DEVELOPMENT, INC.
                           (a Florida corporation)

                           PAXSON FAYETTEVILLE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON FRESNO LICENSE, INC.
                           (a Florida corporation)

                           PAXSON GREENSBORO LICENSE, INC.
                           (a Florida corporation)

                           PAXSON GREENVILLE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON HAWAII LICENSE, INC.
                           (a Florida corporation)

                           PAXSON HOUSTON LICENSE, INC.
                           (a Florida corporation)

                           PAXSON JACKSONVILLE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON JAX LICENSE, INC.
                           (a Florida corporation)

                           PAXSON KANSAS CITY LICENSE, INC.
                           (a Florida corporation)

                           PAXSON KNOXVILLE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON LEXINGTON LICENSE, INC.
                           (a Florida corporation)

                           PAXSON LOS ANGELES LICENSE, INC.
                           (a Florida corporation)

                           PAXSON MERCHANDISING & LICENSING, INC.
                           (a Florida corporation)

                           PAXSON MIAMI-35 LICENSE, INC.
                           (a Florida corporation)

                           PAXSON MINNEAPOLIS LICENSE, INC.
                           (a Florida corporation)

                           PAXSON MOBILE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON NEW YORK LICENSE, INC.
                           (a Florida corporation)

                           PAXSON NORFOLK LICENSE, INC.
                           (a Florida corporation)

                           PAXSON OKLAHOMA CITY LICENSE, INC.
                           (a Florida corporation)

                           PAXSON ORLANDO LICENSE, INC.
                           (a Florida corporation)

                           PAXSON PHILADELPHIA LICENSE, INC.
                           (a Florida corporation)

                           PAXSON PHOENIX LICENSE, INC.
                           (a Florida corporation)

                           PAXSON PORTLAND LICENSE, INC.
                           (a Florida corporation)

                           PAXSON PRODUCTIONS, INC.
                           (a Florida corporation)

                           PAXSON ROANOKE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON SACRAMENTO LICENSE, INC.
                           (a Florida corporation)

                           PAXSON SALEM LICENSE, INC.
                           (a Florida corporation)

                           PAXSON SALT LAKE CITY LICENSE, INC.
                           (a Florida corporation)

                           PAXSON SAN ANTONIO LICENSE, INC.
                           (a Florida corporation)

                           PAXSON SAN JOSE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON SCRANTON LICENSE, INC.
                           (a Florida corporation)

                           PAXSON SEATTLE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON SHREVEPORT LICENSE, INC.
                           (a Florida corporation)

                           PAXSON SPOKANE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON SPORTS OF MIAMI, INC.
                           (a Florida corporation)

                           PAXSON ST. CROIX LICENSE, INC.
                           (a Florida corporation)

                           PAXSON SYRACUSE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON TAMPA-66 LICENSE, INC.
                           (a Florida corporation)

                           PAXSON TELEVISION PRODUCTIONS, INC.
                           (a Florida corporation)

                           PAXSON TELEVISION, INC.
                           (a Florida corporation)

                           PAXSON TENNESSEE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON TULSA LICENSE, INC.
                           (a Florida corporation)

                           PAXSON WASHINGTON LICENSE, INC.
                           (a Florida corporation)

                           PAXSON WAUSAU LICENSE, INC.
                           (a Florida corporation)

                           PCC DIRECT, INC.
                           (a Florida corporation)

                           RDP COMMUNICATIONS LICENSE OF INDIANAPOLIS, INC. (a Florida corporation)

                           RDP COMMUNICATIONS OF INDIANAPOLIS, INC.
                           (a Florida corporation)

                           RDP COMMUNICATIONS, INC.
                           (a Florida corporation)

                           S&E NETWORK, INC.
                           (a Puerto Rican corporation)

                           TRAVEL CHANNEL ACQUISITION CORPORATION
                           (a Florida corporation)



                           By:
                              -----------------------------------------
                                   Name:    Anthony L. Morrison
                                   Title:   Vice President and Assistant
                                            Secretary of each of such
                                            Subsidiary Guarantors

                           AMERICA 51, L.P.
                           (a Delaware limited partnership)

                           By: Paxson Communications of Phoenix-51, Inc., its General Partner and Limited Partner
                           By: Paxson Communications Television, Inc., its Limited Partner



                           By:
                              -----------------------------------------
                                   Name:    Anthony L. Morrison
                                   Title:   Vice President and Assistant
                                            Secretary of such General and
                                            Limited Partners

                           THE BANK OF NEW YORK as Trustee



                           By:
                              -----------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT A


                                 [Face of Note]
 -------------------------------------------------------------------------------


                                                        CUSIP
                                                              ---------------


                   10 3/4% Senior Subordinated Notes due 2008

No. ___                                                        $____________


                       PAXSON COMMUNICATIONS CORPORATION,
                     a Delaware corporation (the "Company")

promises to pay to ________________________________________________or registered assigns, the principal sum of ________________________Dollars on July 15, 2008.

Interest Payment Dates: January 15 and July 15 of each year, beginning on January 15, 2002.

Record Dates: January 1 and July 1 of each year.



           IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                         PAXSON COMMUNICATIONS CORPORATION


                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

Dated:  July 12, 2001

THE BANK OF NEW YORK,
  as Trustee

By:
   --------------------------------------
Authorized Signatory

                                [Reverse of Note]
               10 3/4% Senior Subordinated Notes due July 15, 2008



[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE RESTRICTED NOTES LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST.

                           (a) Paxson Communications Corporation, a Delaware
corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 10 3/4% per annum from July 12, 2001 until maturity.

                           (b) If (a) on or prior to the 60th day following the
Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC, (b) on or prior to the 120th day following the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective, (c) on or prior to the 180th day following the Issue Date, neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective, or (d) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d), a "Registration Default"), the Company shall pay interest ("Special Interest") accrued on the principal amount of the Notes and the Exchange Notes (in addition to the stated interest on the Notes and the Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum.

                           The Company will pay interest and Special Interest
semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be January 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without The City and State of New York, or, at the option of the Company, payment of interest and Special Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

                  4. INDENTURE AND GUARANTEES; RESTRICTIVE COVENANTS. The Company issued the Notes under an Indenture dated as of July 12, 2001 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

                  The Notes are general unsecured obligations of the Company limited to $200,000,000 aggregate principal amount. The Indenture imposes certain limitations on, among other things, indebtedness, issuance and sale of capital stock of Restricted Subsidiaries, restricted payments, liens, asset sales and spectrum sales, transactions with affiliates, layered debt, and restrictions or distributions from Restricted Subsidiaries.

                  5. SUBORDINATION. The Debt evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Debt as defined in the Indenture and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Debt evidenced by this Note shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note referred to in Paragraph 17 below.

                  6. OPTIONAL REDEMPTION.

                  (a) Except as set forth in Sections 6(b) and (c) below, the Notes will not be redeemable at the option of the Company before July 15, 2005. Starting on that date, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on July 15 of the years set forth below, and are expressed as percentages of principal amount:

REDEMPTION YEAR                                               PRICE
---------------                                               -----
2005................................................         105.375%
2006................................................         102.688%
2007 and thereafter.................................         100.000%


                  (b) At any time prior to July 15, 2005, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture at a redemption price equal to the greater of:

                           (i) 100% of the principal amount of the Notes to be redeemed, and

                           (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  (c) At any time and from time to time, prior to July 15, 2004, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 110.75% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes remains outstanding. Any such redemption shall be made within 90 days of such Public Equity Offering upon not fewer than 30 nor more than 60 days' prior notice.

                  (d) On and after any redemption date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the terms of the Indenture, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the terms of the Indenture, accrued and unpaid interest on such Notes to the redemption date.

                  7. NO MANDATORY REDEMPTION.

                  Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  8. OFFERS TO PURCHASE. The Indenture requires that certain proceeds from Asset Sales and Spectrum Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon the occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

                  9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

                  10. PERSONS DEEMED OWNERS. The registered Holder of this Note shall be treated as the owner of it for all purposes.

                  11. UNCLAIMED MONEY. If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

                  12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture for certain specified purposes including providing for uncertificated Notes in addition to or in place of certificated Notes, and curing any ambiguity, omission, defect or inconsistency, or making any other change that does not adversely affect the rights of any Holder.

                  13. SUCCESSOR ENTITY. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

                  14. DEFAULTS AND REMEDIES. Events of Default are set fourth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(7) or (8) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest and Special Interest, if any, to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under any of the instruments constituting the Senior Debt, such amounts shall become due and payable upon the first to occur of an acceleration under any of the instruments constituting the Senior Debt or five Business Days after receipt by the Company and the Representative under any of the Senior Debt of notice of the acceleration of the Notes unless all Events of Default specified in such Acceleration Notice have been cured or waived. In case an Event of Default specified in Section 6.01(7) or (8) of the Indenture with respect to the Company or any Significant Subsidiary occurs, such principal amount, together with premium, if any, and interest and Special Interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. After any such acceleration but before judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if, among other things, all existing Events of Default, other than the nonpayment of accelerated principal, premium or interest that has become due solely because of the acceleration have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  15. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates as if it were not Trustee.

                  16. NO RECOURSE AGAINST OTHERS. As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

                  17. DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance of the entire debt represented by the Notes and for defeasance of certain covenants in the Indenture upon compliance by the Company in each case with certain conditions set forth in the Indenture.

                  18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

                  19. CUSIP NUMBERS. The Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  20. GOVERNING LAW. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

                  21. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  22. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                        Paxson Communications Corporation
                            601 Clearwater Park Road
                         West Palm Beach, Florida 33401
                           Attention: General Counsel

                                 ASSIGNMENT FORM

           To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ---------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      --------------------------

                                Your Signature:
                                                -------------------------------
                                                (Sign exactly as your name
                                                appears on the face of this
                                                Note)


Signature Guarantee*:
                      ------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.18 of the Indenture, check the appropriate box below:

                        [ ] Section 4.10 [ ] Section 4.18

           If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.18 of the Indenture, state the aggregate principal amount you elect to have purchased:

                                            $
                                             -----------------------------
Date:
      --------------------------

                                Your Signature:
                                                -------------------------------
                                                (Sign exactly as your name
                                                appears on the face of this
                                                Note)

                                Tax Identification No.:
                                                      -------------------------


Signature Guarantee*:
                      ------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                            FORM OF NOTATION ON NOTE
                        RELATING TO SUBSIDIARY GUARANTEE

                  Each Subsidiary Guarantor (the "Subsidiary Guarantor", which term includes any successor Person under the Indenture) has unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, premium, if any, interest on and Special Interest, if any, on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, interest and Special Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Notes and the Indenture, and (b) in the case of any extension of time for payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise.

                  The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Subsidiary Guarantee.

                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                        SUBSIDIARY GUARANTORS:

                        BUD HITS, INC.
                        BUD SONGS, INC.
                        CAP COMMUNICATIONS LICENSE OF NEW LONDON, INC. CAP COMMUNICATIONS OF NEW LONDON, INC.
                        CAP COMMUNICATIONS, INC.
                        CHANNEL 66 OF TAMPA, INC.
                        CLEARLAKE PRODUCTIONS, INC.
                        COCOLA MEDIA CORPORATION OF FLORIDA
                        COCOLA MEDIA CORPORATION OF SAN FRANCISCO, INC. DP MEDIA, INC.
                        DP MEDIA LICENSE OF BATTLE CREEK, INC.
                        DP MEDIA LICENSE OF BOSTON, INC.
                        DP MEDIA LICENSE OF MARTINSBURG, INC.
                        DP MEDIA LICENSE OF MILWAUKEE, INC.
                        DP MEDIA LICENSE OF RALEIGH DURHAM, INC.
                        DP MEDIA OF BATTLE CREEK, INC.
                        DP MEDIA OF BOSTON, INC.
                        DP MEDIA OF MARTINSBURG, INC.
                        DP MEDIA OF MILWAUKEE, INC.
                        DP MEDIA OF RALEIGH DURHAM, INC.

                        DP MEDIA OF ST. LOUIS, INC.
                        FLAGLER PRODUCTIONS, INC.
                        HISPANIC BROADCASTING, INC.
                        IRON MOUNTAIN PRODUCTIONS, INC.
                        OCEAN STATE TELEVISION, LLC
                        PAX HITS PUBLISHING, INC.
                        PAX INTERNET, INC.
                        PAX NET TELEVISION PRODUCTIONS, INC.
                        PAX NET, INC.
                        PAXSON AKRON LICENSE, INC.
                        PAXSON ALBANY LICENSE, INC.
                        PAXSON ALBUQUERQUE LICENSE, INC.
                        PAXSON ATLANTA LICENSE, INC.
                        PAXSON BIRMINGHAM LICENSE, INC.
                        PAXSON BOSTON LICENSE, INC.
                        PAXSON BOSTON-68 LICENSE, INC.
                        PAXSON BUFFALO LICENSE, INC.
                        PAXSON CEDAR RAPIDS LICENSE, INC.
                        PAXSON CHARLESTON LICENSE, INC.
                        PAXSON CHICAGO LICENSE, INC.
                        PAXSON COMMUNICATIONS LICENSE COMPANY, LLC
                        PAXSON COMMUNICATIONS LPTV, INC.
                        PAXSON COMMUNICATIONS MANAGEMENT COMPANY, INC. PAXSON COMMUNICATIONS OF AKRON-23, INC.
                        PAXSON COMMUNICATIONS OF ALBANY-55, INC.
                        PAXSON COMMUNICATIONS OF ALBUQUERQUE-14, INC. PAXSON COMMUNICATIONS OF ATLANTA-14, INC. PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC. PAXSON COMMUNICATIONS OF BOSTON-46, INC. PAXSON COMMUNICATIONS OF BOSTON-60, INC. PAXSON COMMUNICATIONS OF BOSTON-68, INC. PAXSON COMMUNICATIONS OF BUFFALO-51, INC. PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC. PAXSON COMMUNICATIONS OF CHARLESTON-29, INC. PAXSON COMMUNICATIONS OF CHICAGO-38, INC. PAXSON COMMUNICATIONS OF DALLAS-68, INC. PAXSON COMMUNICATIONS OF DAVENPORT-67, INC. PAXSON COMMUNICATIONS OF DENVER-59, INC. PAXSON COMMUNICATIONS OF DES MOINES-39, INC. PAXSON COMMUNICATIONS OF DETROIT-31, INC. PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC. PAXSON COMMUNICATIONS OF FRESNO-61, INC. PAXSON COMMUNICATIONS OF GREENSBORO-16, INC. PAXSON COMMUNICATIONS OF GREENVILLE-38, INC. PAXSON COMMUNICATIONS OF HONOLULU-66, INC. PAXSON COMMUNICATIONS OF HOUSTON-49, INC. PAXSON COMMUNICATIONS OF JACKSONVILLE-21, INC. PAXSON COMMUNICATIONS OF JACKSONVILLE-35, INC. PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC. PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC. PAXSON COMMUNICATIONS OF LEXINGTON-67, INC.

                        PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC. PAXSON COMMUNICATIONS OF LOUISVILLE-21, INC. PAXSON COMMUNICATIONS OF MEMPHIS-50, INC.
                        PAXSON COMMUNICATIONS OF MIAMI-35, INC.
                        PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC. PAXSON COMMUNICATIONS OF MOBILE-61, INC.
                        PAXSON COMMUNICATIONS OF NASHVILLE-28, INC.
                        PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC. PAXSON COMMUNICATIONS OF NEW YORK-31, INC.
                        PAXSON COMMUNICATIONS OF NORFOLK-49, INC.
                        PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC. PAXSON COMMUNICATIONS OF ORLANDO-56, INC.
                        PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC. PAXSON COMMUNICATIONS OF PHOENIX-13, INC.
                        PAXSON COMMUNICATIONS OF PHOENIX-51, INC.
                        PAXSON COMMUNICATIONS OF PITTSBURGH-40, INC.
                        PAXSON COMMUNICATIONS OF PORTLAND-22, INC.
                        PAXSON COMMUNICATIONS OF PORTLAND-23, INC.
                        PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.
                        PAXSON COMMUNICATIONS OF ROANOKE-38, INC.
                        PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC.
                        PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC. PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC. PAXSON COMMUNICATIONS OF SAN JOSE-65, INC.
                        PAXSON COMMUNICATIONS OF SAN JUAN, INC.
                        PAXSON COMMUNICATIONS OF SCRANTON-64, INC.
                        PAXSON COMMUNICATIONS OF SEATTLE-33, INC.
                        PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC.
                        PAXSON COMMUNICATIONS OF SPOKANE-34, INC.
                        PAXSON COMMUNICATIONS OF ST. CROIX-15, INC.
                        PAXSON COMMUNICATIONS OF SYRACUSE-56, INC.
                        PAXSON COMMUNICATIONS OF TAMPA-66, INC.
                        PAXSON COMMUNICATIONS OF TUCSON-46, INC.
                        PAXSON COMMUNICATIONS OF TULSA-44, INC.
                        PAXSON COMMUNICATIONS OF WASHINGTON-66, INC.
                        PAXSON COMMUNICATIONS OF WAUSAU-46, INC.
                        PAXSON COMMUNICATIONS OF WEST PALM BEACH-67, INC. PAXSON COMMUNICATIONS TELEVISION, INC.
                        PAXSON DALLAS LICENSE, INC.
                        PAXSON DAVENPORT LICENSE, INC.
                        PAXSON DENVER LICENSE, INC.
                        PAXSON DES MOINES LICENSE, INC.
                        PAXSON DETROIT LICENSE, INC.
                        PAXSON DEVELOPMENT, INC.
                        PAXSON FAYETTEVILLE LICENSE, INC.
                        PAXSON FRESNO LICENSE, INC.
                        PAXSON GREENSBORO LICENSE, INC.
                        PAXSON GREENVILLE LICENSE, INC.
                        PAXSON HAWAII LICENSE, INC.
                        PAXSON HOUSTON LICENSE, INC.
                        PAXSON JACKSONVILLE LICENSE, INC.

                        PAXSON JAX LICENSE, INC.
                        PAXSON KANSAS CITY LICENSE, INC.
                        PAXSON KNOXVILLE LICENSE, INC.
                        PAXSON LEXINGTON LICENSE, INC.
                        PAXSON LOS ANGELES LICENSE, INC.
                        PAXSON MERCHANDISING & LICENSING, INC.
                        PAXSON MIAMI-35 LICENSE, INC.
                        PAXSON MINNEAPOLIS LICENSE, INC.
                        PAXSON MOBILE LICENSE, INC.
                        PAXSON NEW YORK LICENSE, INC.
                        PAXSON NORFOLK LICENSE, INC.
                        PAXSON OKLAHOMA CITY LICENSE, INC.
                        PAXSON ORLANDO LICENSE, INC.
                        PAXSON PHILADELPHIA LICENSE, INC.
                        PAXSON PHOENIX LICENSE, INC.
                        PAXSON PORTLAND LICENSE, INC.
                        PAXSON PRODUCTIONS, INC.
                        PAXSON ROANOKE LICENSE, INC.
                        PAXSON SACRAMENTO LICENSE, INC.
                        PAXSON SALEM LICENSE, INC.
                        PAXSON SALT LAKE CITY LICENSE, INC.
                        PAXSON SAN ANTONIO LICENSE, INC.
                        PAXSON SAN JOSE LICENSE, INC.
                        PAXSON SCRANTON LICENSE, INC.
                        PAXSON SEATTLE LICENSE, INC.
                        PAXSON SHREVEPORT LICENSE, INC.
                        PAXSON SPOKANE LICENSE, INC.
                        PAXSON SPORTS OF MIAMI, INC.
                        PAXSON ST. CROIX LICENSE, INC.
                        PAXSON SYRACUSE LICENSE, INC.
                        PAXSON TAMPA-66 LICENSE, INC.
                        PAXSON TELEVISION PRODUCTIONS, INC.
                        PAXSON TELEVISION, INC.
                        PAXSON TENNESSEE LICENSE, INC.
                        PAXSON TULSA LICENSE, INC.
                        PAXSON WASHINGTON LICENSE, INC.
                        PAXSON WAUSAU LICENSE, INC.
                        PCC DIRECT, INC.
                        RDP COMMUNICATIONS LICENSE OF INDIANAPOLIS, INC. RDP COMMUNICATIONS OF INDIANAPOLIS, INC.
                        RDP COMMUNICATIONS, INC.
                        S&E NETWORK, INC.

                         TRAVEL CHANNEL ACQUISITION CORPORATION



                         By:
                            -----------------------------------------
                         Name:  Anthony L Morrison
                         Title: Vice President and Assistant Secretary of each of such Subsidiary Guarantors

                         AMERICA 51, L.P.

                         By:  Paxson Communications of Phoenix-51, Inc.,
                                 its General Partner and Limited Partner
                         By:  Paxson Communications Television, Inc.,
                                 its Limited Partner


                         By:
                            -----------------------------------------
                         Name:  Anthony L Morrison
                         Title:  Vice President and Assistant
                                 Secretary of such General and Limited Partners

ATTEST:

---------------------------------
Name:
Title:

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                             PRINCIPAL AMOUNT        SIGNATURE OF
                        AMOUNT OF DECREASE IN   AMOUNT OF INCREASE IN       OF THIS GLOBAL NOTE    AUTHORIZED OFFICER OF
                           PRINCIPAL AMOUNT        PRINCIPAL AMOUNT       FOLLOWING SUCH DECREASE    TRUSTEE OR NOTE
   DATE OF EXCHANGE      OF THIS GLOBAL NOTE      OF THIS GLOBAL NOTE        (OR INCREASE)             CUSTODIAN
   ----------------      -------------------      -------------------     -----------------------    ----------------































* THIS SCHEDULE SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, Florida 33401
Attention: General Counsel

The Bank of New York
101 Barclay Street, Floor 21 West
New York, NY 10286

Attention:  Corporate Trust Administration
(Paxson Communications Corporation
10 3/4% Senior Subordinated Notes due July 15, 2008)

                  Re:  10 3/4% Senior Subordinated Notes due July 15, 2008

                  Reference is hereby made to the Indenture, dated as of July 12, 2001 (the "INDENTURE"), between Paxson Communications Corporation, as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________ (the "TRANSFEROR"), owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

                  1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the

Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Restricted Notes Legend printed on the Regulation S Global Note and/or Definitive Note and in the Indenture and the Securities Act.

                  3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor for its own account or for the account of such an Institutional Accredited Investor, in a minimum principal amount of the securities of $250,000 and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

                  4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a)[ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b)[ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c)[ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                               [Insert Name of Transferor]


                                          By:
                                             ---------------------------------
                                            Name:
                                            Title:
Dated:
       -----------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                                   [CHECK ONE]

    (a)  [ ]   a beneficial interest in the:
         (i)   [ ]     144A Global Note (CUSIP _________________), or

         (ii)  [ ]     IAI Global Note (CUSIP _________________), or

         (iii) [ ]     Regulation S Global Note (CUSIP _________________),
                        or

         (iv)  [ ]     Unrestricted Global Note (CUSIP _________________), or

    (b)  [ ]   a Restricted Definitive Note; or
    (c)  [ ]   an Unrestricted Definitive Note,

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

    (a)  [ ]   a beneficial interest in the:
         (i)   [ ]     144A Global Note (CUSIP _________________), or

         (ii)  [ ]     IAI Global Note (CUSIP _________________), or

         (iii) [ ]     Regulation S Global Note (CUSIP _________________),
                        or

         (iv)  [ ]     Unrestricted Global Note (CUSIP _________________), or

    (b)  [ ]   a Restricted Definitive Note; or
    (c)  [ ]   an Unrestricted Definitive Note,
    in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, Florida 33401
Attention: General Counsel

The Bank of New York
101 Barclay Street, Floor 21 West
New York, NY 10286

Attention:  Corporate Trust Administration
(Paxson Communications Corporation
10 3/4% Senior Subordinated Notes due July 15, 2008)

           Re:  10 3/4% Senior Subordinated Notes due July 15, 2008

                          (CUSIP _____________________)

                  Reference is hereby made to the Indenture, dated as of July 12, 2001 (the "INDENTURE"), between Paxson Communications Corporation, as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________ (the "OWNER"), owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

                  1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in a Restricted Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                                [Insert Name of Transferor]


                                             By:
                                                -------------------------------
                                               Name:
                                               Title:
Dated:
       -----------------------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, Florida 33401
Attention: General Counsel

The Bank of New York
101 Barclay Street, Floor 21 West
New York, NY 10286

Attention:  Corporate Trust Administration
(Paxson Communications Corporation
10 3/4% Senior Subordinated Notes due July 15, 2008)


                  Re:  10 3/4% Senior Subordinated Notes due July 15, 2008

                  Reference is hereby made to the Indenture, dated as of July 12, 2001 (the "INDENTURE"), between Paxson Communications Corporation, as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a)      [ ]      a beneficial interest in a Global Note, or

                  (b)      [ ]      a Definitive Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        ---------------------------------------
                                        [Insert Name of Accredited Investor]


                                        By:
                                           ------------------------------------
                                          Name:
                                          Title:
Dated:
       -----------------------------



                                      D-2